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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Xcel Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Proxy Statement

Richard C. Kelly Chairman of the Board, President and Chief Executive Officer

April     , 2008

Dear Shareholder,

        Please join us at the Xcel Energy Inc. Annual Meeting of Shareholders, which will be held on May 21, 2008, at 10:00 a.m. MDT, at the Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, in Denver, Colorado. The doors will open at 9:00 a.m. MDT.

        At the meeting, I will report recent Xcel Energy results, discuss ongoing operations and talk about future plans. I also will provide time for your questions and comments.

        The attendance of our shareholders at Annual Meetings over the years has been very helpful in maintaining good communications and understanding. The Annual Meeting is open to shareholders and those guests invited by the Company. We sincerely hope you will be able to be with us. If you are a registered shareholder, your admission ticket to the Annual Meeting is attached to the proxy card. You will not receive an admission ticket if a bank or broker holds your shares. In that case, please come to the Annual Meeting and present proof of ownership of Xcel Energy stock at the registration table. As set forth in these guidelines, all attendees will be asked to provide photo identification, such as a driver's license, in order to gain admittance to the Annual Meeting. We ask that you review the Annual Meeting guidelines contained on the back cover of this proxy statement. If you cannot attend in person, you can listen to our webcast of the Annual Meeting at www.xcelenergy.com.

        Most importantly, we encourage you to vote on the issues included in this proxy statement as soon as possible. You can vote electronically over the Internet, by telephone or by mailing the proxy card. Instructions about each of the options are included on the proxy card.

        Again, we would be delighted to see you in Denver — and please vote soon.

Cordially,

Richard C. Kelly

ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

i

XCEL ENERGY INC.
414 Nicollet Mall
Minneapolis, Minnesota 55401-1993

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m. MDT on Wednesday, May 21, 2008.
Place	The Donald R. Seawell Grand Ballroom at The Denver Center for the Performing Arts, 14th and Curtis Streets, in Denver, Colorado.
Items of Business	(1)	To elect a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.
	(2)	To ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc.'s principal independent accountants for 2008.
	(3)	To approve an amendment to our restated articles of incorporation to adopt a majority voting standard in uncontested elections.
	(4)	To consider a shareholder proposal relating to the separation of the role of Chair of the Board and Chief Executive Officer, if properly presented at the Annual Meeting.
	(5)	To consider a shareholder proposal relating to comprehensive health care reform, if properly presented at the Annual Meeting.
	(6)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
Record Date	You are entitled to vote if you were a shareholder at the close of business on March 25, 2008.
Annual Meeting Admission	If you are a registered shareholder, an admission ticket is attached to the proxy card. You will not receive an admission ticket if a bank or broker holds your shares. In that case, please come to the Annual Meeting and present proof of ownership of our stock at the registration table. The Annual Meeting is open to shareholders and those guests invited by the Company. All attendees will be asked to provide photo identification, such as a driver's license, in order to gain admittance to the Annual Meeting.
Voting by Proxy	Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy:
	(1)	over the Internet;
	(2)	by telephone; or
	(3)	by mail.
For specific instructions, refer to the Questions and Answers beginning on page 1 of this proxy statement and the voting instructions on the proxy card.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL     , 2008.

By Order of the Board of Directors,

CATHY J. HART Corporate Secretary

ii

XCEL ENERGY INC.
414 Nicollet Mall
Minneapolis, Minnesota 55401-1993

April     , 2008

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

        Q:    Why Am I Receiving These Materials?

        A:    The Board of Directors of Xcel Energy Inc. is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Xcel Energy's Annual Meeting of Shareholders that will take place on May 21, 2008. You are requested to vote on the proposals described in this proxy statement.

  Q:
  What Information is Contained in These Materials?

        A:    The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information. For those of you not receiving the proxy statement electronically, our 2007 Annual Report to Shareholders is enclosed in this mailing and also is available via the Internet at www.xcelenergy.com.

  Q:
  What Proposals Will be Voted On at the Annual Meeting?

        A:    There are five proposals scheduled to be voted on at the Annual Meeting:

    •
    the election of a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

    •
    the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.'s principal independent accountants for 2008;

    •
    the approval of an amendment to our restated articles of incorporation to adopt a majority voting standard in uncontested elections;

    •
    if properly presented at the Annual Meeting, a shareholder proposal relating to the separation of the role of Chair of the Board and Chief Executive Officer; and

    •
    if properly presented at the Annual Meeting, a shareholder proposal relating to comprehensive health care reform.

  Q:
  What Are the Company's Voting Recommendations?

        A:    Our Board recommends that you vote your shares as follows:

    •
    "FOR" each of the nominees to the Board;

    •
    "FOR" the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.'s principal independent accountants for 2008;

    •
    "FOR" approval of the amendment to our restated articles of incorporation;

    •
    "AGAINST" the shareholder proposal relating to the separation of the role of the Chair of the Board and Chief Executive Officer; and

    •
    "AGAINST" the shareholder proposal relating to comprehensive health care reform.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

  Q:
  What Shares Can I Vote?

        A:    All shares of our common and preferred stock owned by you as of March 25, 2008, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

  Q:
  What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

        A:    Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

    Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote your proxy directly to the Company (by Internet, by telephone or by mail) or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

    Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker.

  Q:
  How Can I Vote My Shares?

        A:    Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote in person at the Annual Meeting, by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    •
    By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

    •
    By Telephone — If you are in the United States, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

    •
    By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card, but do not provide instructions, your shares will be voted as described in "How Are Votes Counted?" If you provide voting instructions but do not sign your card, your vote will not be counted.

We Encourage You to Vote by Internet or by Telephone.

        Q:    Can I Change My Vote?

        A:    If you change your mind after voting your proxy and prior to the Annual Meeting, you can revoke your proxy and change your proxy instructions. You can revoke your proxy by either signing another proxy with a later date, voting a second time by telephone or by the Internet prior to 11:59 p.m. EDT on May 20, 2008, or voting again at the Annual Meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.

  Q:
  Is My Vote Confidential?

        A:    Yes. Xcel Energy Inc. has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Company to assert or defend claims.

  Q:
  How Are Votes Counted?

        A:    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. However, if you are a participant in one of our employee savings or stock ownership plans, your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares, along with all unallocated shares held, in the same proportion that all other allocated shares are voted.

        If you are a participant in our Dividend Reinvestment and Cash Payment Plan, your proxy form will include the shares held on your behalf under such plan and the shares will be voted in accordance with your proxy vote. If you do not vote your proxy, your shares in the Dividend Reinvestment and Cash Payment Plan will not be voted.

  Q:
  What is the Voting Requirement to Approve Each of the Proposals?

        A:    All proposals require the affirmative "FOR" vote of a majority of the voting power of the shares present. For the election of directors, you are entitled to cumulatively vote your shares as described more specifically under the heading "Proposal No. 1 Election of Directors." If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes for certain proposals, as described in "What is the Quorum Requirement for the Annual Meeting?" below. In tabulating the voting result for any particular proposal, abstentions from voting are treated as votes "AGAINST" that proposal.

  Q:
  What Does it Mean if I Receive More Than One Proxy or Voting Instruction Card?

        A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

  Q:
  How Can I Obtain an Admission Ticket for the Annual Meeting?

        A:    If you are a registered shareholder, the admission ticket is attached to the enclosed proxy card. You will not receive an admission ticket if a bank or a broker holds your shares. In that case, please come to the Annual Meeting and present proof of ownership of our stock at the registration table. A photo identification, such as a driver's license, will also be requested.

  Q:
  Where Can I Find the Voting Results of the Annual Meeting?

        A:    We will announce preliminary voting results at the Annual Meeting. When the votes are finalized, we will include the final results in our second quarter Form 10-Q, which will be available on our website, www.xcelenergy.com, on or before August 8, 2008.

  Q:
  What Classes of Shares are Entitled to be Voted?

        A:    If you owned shares of our common or preferred stock at the close of business on March 25, 2008, the record date, you are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote upon each matter presented at the Annual Meeting. On March 25, 2008, there were

shares of common stock issued and outstanding. Of these,                             were eligible to vote. The balance of the shares of our outstanding common stock represent shares in our predecessor companies that have not yet been exchanged for shares of our common stock as required by the terms of the applicable mergers. Accordingly, these unexchanged shares are not eligible to vote. If you owned preferred stock (other than the $3.60 Series), you are entitled to one vote per share of such preferred stock upon each matter presented at the Annual Meeting. On March 25, 2008, we had 774,800 shares of our preferred stock (other than the $3.60 Series) outstanding. If you owned shares of our $3.60 Series preferred stock, you are entitled to three votes per share of such $3.60 Series preferred stock upon each matter presented at the Annual Meeting. On March 25, 2008, we had 275,000 shares of our $3.60 Series preferred stock outstanding. Except as described below under the heading "Beneficial Ownership of Certain Shareholders," no person holds of record or, to our knowledge, beneficially owns more than 5% of any class of our outstanding voting securities.

  Q:
  What is the Quorum Requirement for the Annual Meeting?

        A:    The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the shares of common stock and cumulative preferred stock issued, outstanding and entitled to vote at a meeting. The shares may be present in person or represented by proxy at the Annual Meeting. If you submit a properly executed proxy card or vote in person, by telephone or over the Internet, you will be considered part of the quorum. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

  Q:
  Who Will Count the Vote?

        A:    Representatives of BNY Mellon Shareowner Services will tabulate the votes and act as the inspectors of election.

  Q:
  Who Will Bear the Cost of Soliciting Votes for the Annual Meeting?

        A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access may be incurred by you if you choose to access the proxy materials and/or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for these solicitation activities. We also have hired Laurel Hill Advisory Group LLC to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Laurel Hill Advisory Group LLC a fee of $7,500 for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

  Q:
  Does the Company Offer Shareholders Electronic Delivery of Proxy Materials?

        A:    Yes. The Company offers shareholders the option to receive the Annual Report to Shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must consent to do so prior to the record date for the Annual Meeting.

        To provide your consent for electronic delivery, please go to www.xcelenergy.com and click on "Investor Information." Then look for electronic delivery. As soon as the Annual Report to Shareholders and proxy statement are available, electronic delivery participants will receive an e-mail with a link to the information and a control number to use to vote online.

  Q:
  What Happens if Additional Proposals are Presented at the Annual Meeting?

        A:    Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Benjamin G.S. Fowke III, Michael C. Connelly and Cathy J. Hart, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

  Q:
  May I Propose Actions for Consideration at Next Year's Annual Meeting of Shareholders or Nominate Individuals to Serve as Directors?

        A:    Yes, you may submit proposals for consideration at future shareholder meetings as follows:

    To Be Included in the Proxy Statement.  Unless we indicate otherwise at a later date, in order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting, the written proposal must be received by the Corporate Secretary no later than 5:00 p.m. CST on December     , 2008. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, 5th floor, Minneapolis, Minnesota 55401-1993. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

    To Be Raised from the Floor.  Similarly, unless we indicate otherwise at a later date, in order for a shareholder proposal to be raised from the floor during next year's Annual Meeting, the shareholder's written notice must be received by the Corporate Secretary between January     , 2009 and February     , 2009, and must contain certain information as required under our bylaws. You may contact the Corporate Secretary at our headquarters for a copy of the relevant provisions of our bylaws regarding the requirements for making shareholder proposals. Please note that these requirements relate only to matters a shareholder wishes to bring before next year's Annual Meeting and that are not to be included in our proxy statement.

    To Recommend an Individual to Serve as a Director.  You may make a recommendation to our Governance, Compensation and Nominating Committee of an individual to serve as a director by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary of Xcel Energy Inc. at 414 Nicollet Mall, 5th floor, Minneapolis, Minnesota 55401-1993. In order to be considered for next year's Annual Meeting, your recommendation should be received by October 10, 2008.

  Q:
  I Received More Than One Complete Proxy Package. Is it Possible to Eliminate Duplicates?

        A:    Yes, we have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report to Shareholders and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report to Shareholders and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report to

Shareholders or proxy statement for your household, please forward your written request to BNY Mellon Shareowner Services — 480 Washington Boulevard, Jersey City, New Jersey 07310.

        If you are a shareholder of record, or a beneficial owner whose shares are held through a broker or bank, and participate in householding and would like to receive a separate copy of our 2007 Annual Report to Shareholders or this proxy statement, please contact us in the manner described in the immediately preceding paragraph or call 1-877-778-6786. We will deliver the requested documents to you promptly upon receipt of your request. If you are a shareholder of record and you want to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, please contact us in the manner described in the immediately preceding paragraph or call 1-877-778-6786. If you are not a shareholder of record and your shares are held through a broker or bank and you want to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

CORPORATE GOVERNANCE

Governance Guidelines and Code of Conduct

        The Board of Directors operates under a set of written Guidelines on Corporate Governance. These Guidelines set forth the Company's corporate governance philosophy and the governance policies and practices that the Company has established to assist in governing the Company and its affiliates. As discussed further below, during 2007, the Board amended these Guidelines to:

  •
  Expand the scope of the lead director position and provide that the lead director shall serve a one-year term; and

  •
  Establish a director resignation policy in the event that a director does not receive the majority vote of the shareholders in an uncontested election.

        In addition, during December 2007, our former Operations, Nuclear and Environmental Committee was reorganized as the Nuclear, Environmental and Safety Committee to have a more specific focus and provide greater oversight of these aspects of our business.

        In keeping with effective governance practices, the Company is recommending that shareholders approve at its 2008 Annual Meeting a management proposal (see Proposal No. 3) to amend our restated articles of incorporation to require a majority vote for the election of directors in an uncontested election. The amendment is intended to operate in tandem with our recently adopted director resignation policy.

        The Guidelines describe Board membership criteria, the Board selection and member orientation process and stock ownership guidelines. The Guidelines require that all but two of the directors must be independent and that the members of each committee must be independent. Directors are to retire from the Board on or prior to the day of the Annual Meeting of Shareholders after they turn 72 and, except for inside directors and directors first elected prior to August 18, 2000, are to serve no more than 15 years on the Board. The Guidelines also provide that no director may serve on more than two other boards of directors of publicly held companies without the prior approval of the Governance, Compensation and Nominating Committee. Directors whose professional responsibilities change, such as upon retirement or a change in employer, are required to submit a letter of resignation for the Board's consideration.

        The Guidelines provide that Board members have full access to officers and employees of the Company and, as necessary and appropriate, the Company's independent advisors, including legal counsel and independent accountants. The Guidelines further provide that the Board and each committee have the power to hire independent legal, financial or other advisors as they deem necessary. The Guidelines provide that the independent directors are to meet in executive session on a regularly scheduled basis, and that the lead independent director will chair these executive sessions.

        The Guidelines provide that the Governance, Compensation and Nominating Committee of the Board will evaluate the performance of the Chief Executive Officer on an annual basis, using objective criteria. The Guidelines also provide that the members of the Board will conduct an annual assessment of the performance of the Board and the processes used by the Board. The members of each respective committee will conduct an annual assessment of the performance of the committees.

        The Board of Directors of the Company has adopted a Code of Conduct that applies to employees and directors of Xcel Energy Inc., its wholly owned subsidiaries and affiliates. Our Code of Conduct applies to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of conduct applicable to such officers as well as the governance requirements of the New York Stock Exchange. All of our corporate governance material, including our Code of Conduct, our Guidelines on Corporate Governance and each of our committee charters, is available for public viewing on the Company's web site at www.xcelenergy.com, under "About Us — Corporate Governance." Copies of our corporate governance material are also available free of charge to shareholders who request them. Requests must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, 5th floor, Minneapolis, Minnesota 55401-1993. We intend to disclose any future amendments to, or waivers from, any provision of our Code of Conduct involving our directors, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver.

Board Composition and Independence

        In 2004, the Board requested and received shareholder approval to amend our bylaws to eliminate the classification of the Board of Directors. Consequently, all directors are elected annually for one-year terms.

        The Board of Directors currently has thirteen directors, twelve of whom are independent within the meaning of the listing standards of the New York Stock Exchange. For purposes of determining independence, we have adopted the following categorical standards for director independence in compliance with the listing standards of the New York Stock Exchange:

  •
  No director qualifies as "independent" unless the Board affirmatively determines, taking into account all of the relevant facts and circumstances, that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

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  A director who is an employee, or whose immediate family member is an executive officer, of us or any of our subsidiaries is not independent until four years after the end of such employment relationship;

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  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms or deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until four years after he or she ceases to receive more than $100,000 per year in such compensation;

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  A director (a) who is a current partner or employee of the firm that is the Company's external auditor, or (b) whose immediate family member is a current partner of such firm or a current employee of such firm and participates in that firm's audit, assurance, or tax compliance (but not tax planning) practice, or (c) who was, or whose immediate family member was, within the last four years a partner or employee of such a firm and personally worked on the Company's audit within that time, is not independent;

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  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until four years after the end of such service or the employment relationship;

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  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not "independent" until four years after falling below such threshold; and

  •
  A director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be "independent" unless we entered into the relationship with the supplier as a result of competitive purchasing practices.

        For purposes of determining whether a director is independent, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship. One of our directors, Mr. Richard K. Davis, is the Chairman, President and Chief Executive Officer of U.S. Bancorp. As described below under the heading "Related Party Transactions," U.S. Bancorp serves as trustee for some of our debt securities and has in the past, and may in the future, perform investment and other banking services for the Company. For purposes of determining whether Mr. Davis is independent, the Board has determined that, due to the nature and relative size of such banking work compared to the revenues of both the Company and U.S. Bancorp, such banking work did not constitute a material relationship.

        The Board determined that the following current members of the Board meet the independence standards set forth above: Mr. C. Coney Burgess, Mr. Fredric W. Corrigan, Mr. Richard K. Davis, Mr. Roger R. Hemminghaus, Mr. A. Barry Hirschfeld, Mr. Douglas W. Leatherdale, Mr. Albert F. Moreno, Dr. Margaret R. Preska, Ms. A. Patricia Sampson, Mr. Richard H. Truly, Mr. David A. Westerlund, and Mr. Timothy V. Wolf. Mr. Richard C. Kelly does not meet the independence standards because he is our current Chairman, President and Chief Executive Officer.

Standing Committees; Independent Members

        Our Board has four standing committees — Audit; Finance; Governance, Compensation and Nominating; and Nuclear, Environmental and Safety. All members of these committees are independent directors who are nominated and approved by the Board each year. The Governance, Compensation and Nominating Committee will recommend to the Board the directors to chair these committees. The roles and responsibilities of these committees are defined in the committee charters adopted by the Board and provide for oversight of executive management. Each of the charters is available for public viewing on our website at www.xcelenergy.com under "About Us — Corporate Governance" and the name of the specific committee. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined in the following sections.

Lead Independent Director

        In an effort to strengthen independent oversight of management and to strengthen communication, on June 27, 2007 the Board appointed Mr. Fredric W. Corrigan to serve as the lead independent director for a one-year term. The responsibilities of the lead independent director are to:

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  Preside at all meetings of the Board at which the Chair is not present, including executive sessions of the non-management and independent directors;

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  Serve as a liaison between the Chair and the independent directors, maintain regular communications with the independent directors and focus director communication on critical issues;

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  Approve the agenda for the Board and, with the Chair, approve all materials provided to the directors;

  •
  Approve meeting schedules to ensure sufficient time is provided for discussion of agenda items;

  •
  Call meetings of the independent directors, as necessary;

  •
  Consult and communicate with major shareholders, if requested;

  •
  Manage evaluation of Board performance;

  •
  Chair executive sessions of the Board; and

  •
  Develop and maintain a process for Chief Executive Officer succession planning with the Governance, Compensation and Nominating Committee.

        Executive sessions of the independent directors are held on a regular basis. During 2007, the independent directors met in executive session on six (6) occasions.

Process Related to Executive Officer and Director Compensation

        Under the terms of its charter, the Governance, Compensation and Nominating Committee of the Board of Directors has broad authority to develop and implement compensation policies and programs for executive officers and Board members. In particular the Governance, Compensation and Nominating Committee is to:

  •
  Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

  •
  Evaluate the performance of the Chief Executive Officer in light of those corporate goals and objectives and set the compensation level for the Chief Executive Officer based on such evaluation and any other factors it deems appropriate;

  •
  Review and recommend to the Board the approval, adoption and amendment of all cash and equity-based incentive compensation plans in which any executive officer participates and all other equity-based plans;

  •
  Administer the equity-based incentive compensation plans and any other plans adopted by the Board that contemplate administration by the Governance, Compensation and Nominating Committee;

  •
  Review performance and approve salaries and other forms of compensation, including perquisites and awards under the incentive compensation plans and equity-based plans, for executive and senior officers and report the results of such performance and compensation evaluations to the Board;

  •
  Approve short-term and long-term incentive awards and review corporate annual and long-term performance against goals;

  •
  Review severance arrangements for senior officers; and

  •
  Review and recommend Board compensation and retirement policies and plans.

        The Governance, Compensation and Nominating Committee may in its discretion delegate all or a portion of its duties and responsibilities to a subcommittee.

        The Chief Executive Officer may make recommendations to the Governance, Compensation and Nominating Committee regarding the compensation levels for executive officers other than his own.

        The Governance, Compensation and Nominating Committee has in the past, and expects to do so in the future as well, directly engaged Towers Perrin, a nationally recognized compensation consulting firm, to help survey compensation levels. Typically, Towers Perrin has been asked to provide information to the Governance, Compensation and Nominating Committee about director, executive and senior officer compensation within the utility industry and on a broader scale. In particular, for 2007, at the request of the Governance, Compensation and Nominating Committee, Towers Perrin provided an annual evaluation of trends in executive compensation and director compensation and an evaluation of executive and senior officer compensation. Towers Perrin based its evaluation on executive compensation data collected in two survey groups — one for utility companies and one for general industry companies.

Communications with the Board of Directors

        Shareholders or other interested parties who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company's principal offices, 414 Nicollet Mall, 5th floor, Minneapolis, Minnesota 55401-1993. Alternatively, the directors may be contacted via e-mail at boardofdirectors@xcelenergy.com. We currently do not intend to have the Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature and volume of the correspondence.

        The Company does not have a formal policy, but encourages each of its Board members to attend the Annual Meeting. All members of our Board attended the 2007 meeting.

Nomination of Directors

        In considering individuals for nomination as directors, the Governance, Compensation and Nominating Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. In evaluating potential candidates, the Committee may consider such factors as it deems appropriate. These factors include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Committee has not established any specific minimum qualifications for director nominees, the Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the Company.

        Any shareholder may make recommendations to the Governance, Compensation and Nominating Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary at 414 Nicollet Mall, 5th Floor, Minneapolis, Minnesota 55401-1993. Such recommendations should be received by October 10, 2008 in order to be considered for next year's Annual Meeting. The Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Prohibition on Loans

        The Xcel Energy Inc. 2005 Omnibus Incentive Plan, approved by shareholders at the 2005 Annual Meeting, expressly prohibits Company loans to any employees, including executive officers.

BOARD STRUCTURE AND COMPENSATION

        As previously discussed, our Board currently consists of thirteen directors, twelve of whom have been determined by the Board to be independent.

        The Board had the following four standing committees during 2007:

  •
  Audit

  •
  Finance

  •
  Governance, Compensation and Nominating

  •
  Nuclear, Environmental and Safety

        The function of each committee and current membership are described in the following sections. During 2007, the Board met six (6) times and the independent directors met in executive session on six (6) occasions. All of our directors attended at least 75% of the meetings of the Board and committees on which such director served during 2007.

Audit Committee

        Members: Albert F. Moreno (Chair), Roger R. Hemminghaus, Douglas W. Leatherdale, Dr. Margaret R. Preska, David A. Westerlund and Timothy V. Wolf. All members of the Audit Committee are independent, as defined in the listing standards of the New York Stock Exchange, and are financially literate in accordance with the listing standards of the New York Stock Exchange. The Board has determined that Roger R. Hemminghaus, Douglas W. Leatherdale and Timothy V. Wolf meet the Securities and Exchange Commission's definition of an audit committee financial expert.

        Number of meetings in 2007: Six (6)

        The functions of the Audit Committee include:

  •
  Oversight of our financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements, and the independence and performance of internal and external auditors;

  •
  Review of the annual audited financial statements and quarterly financial information with management and the independent auditors;

  •
  Appointment of independent auditors;

  •
  Review with the independent auditors of the scope and the planning of the annual audit;

  •
  Review of findings and recommendations of the independent auditors and management's response to the recommendations of the independent auditors; and

  •
  Preparation of the Report of the Audit Committee included in this proxy statement.

Finance Committee

        Members: C. Coney Burgess (Chair), Richard K. Davis, Roger R. Hemminghaus, Dr. Margaret R. Preska, A. Patricia Sampson and Timothy V. Wolf. All members of the Finance Committee are independent, as defined in the listing standards of the New York Stock Exchange.

        Number of meetings in 2007: Four (4)

        The functions of the Finance Committee include:

  •
  Oversight of corporate capital structure and budgets;

  •
  Oversight of financial plans and dividend policies;

  •
  Recommendations as to dividends;

  •
  Oversight of insurance coverage and banking relationships;

  •
  Oversight of investor relations; and

  •
  Oversight of financial and operational risk management.

Governance, Compensation and Nominating Committee

        Members: Douglas W. Leatherdale (Chair), C. Coney Burgess, Fredric W. Corrigan, A. Barry Hirschfeld, Richard H. Truly and David A. Westerlund. All members of the Governance, Compensation and Nominating Committee are independent, as defined in the listing standards of the New York Stock Exchange.

        Number of meetings in 2007: Six (6)

        The functions of the Governance, Compensation and Nominating Committee include, among others:

  •
  Determination of Board organization, selection of director nominees and setting of director compensation;

  •
  Evaluation of performance of the Chief Executive Officer and other senior officers;

  •
  Approval of executive officer compensation, including incentives and other benefits;

  •
  Establishment of corporate governance principles and procedures;

  •
  Review of corporate structure and policies with respect to human resource policies, corporate ethics, and long range planning and strategy;

  •
  Review proxy disclosures regarding directors' and executive officers' compensation and benefits, including but not limited to the Compensation Discussion and Analysis; and

  •
  Preparation of the Report of the Compensation Committee included in this proxy statement.

Nuclear, Environmental and Safety Committee

        Members: A. Barry Hirschfeld (Chair), Fredric W. Corrigan, Richard K. Davis, Albert F. Moreno, A. Patricia Sampson and Richard H. Truly. All members of the Nuclear, Environmental and Safety Committee are independent, as defined in the listing standards of the New York Stock Exchange.

        Number of meetings in 2007: Four (4)

        The functions of the Nuclear, Environmental and Safety Committee include, among others:

  •
  Oversight of nuclear strategy and operations, including the review of the results of reports and major inspections and evaluations;

  •
  Review of environmental strategy, compliance, performance issues and initiatives;

  •
  Review of safety performance, strategy and initiatives; and

  •
  Review of operational decisions and plans related to performance.

Directors' Compensation for 2007

        The Committee has retained Towers Perrin as its compensation consultant for the last several years. Towers Perrin has specific and extensive expertise in evaluating compensation for directors in the utility industry. At the Committee's and Company's request, Towers Perrin provides an annual evaluation and analysis of market levels, mechanisms, and trends in director compensation. Specific components that were analyzed in 2006 and 2007 included annual board and committee retainers, board and committee meeting fees, committee chairperson fees and annualized expected value of stock-based compensation. Based upon this evaluation, in conjunction with the recommendations from the Human Resources Department of the Company, the Committee makes the decisions on director compensation which are then further reviewed and approved by the full Board of Directors. As discussed below, new directors' fees were established effective September 1, 2007. The Committee receives additional support from the office of the Corporate Secretary, which administers the payment of director compensation.

        The following table provides information on the compensation we paid during 2007 to each of our non-employee directors. Mr. Kelly, who is employed by the Company, received no compensation for his Board activities.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
C. Coney Burgess	74,761	89,953	—	—	—	44,624	209,338
Fredric W. Corrigan	79,012	75,000	—	—	—	4,813	158,825
Richard K. Davis	68,011	75,000	—	—	—	4,813	147,824
Roger R. Hemminghaus	76,211	90,242	—	—	—	55,324	221,777
A. Barry Hirschfeld	70,261	89,052	—	—	—	46,661	205,974
Douglas W. Leatherdale	79,561	90,912	—	—	—	70,617	241,090
Albert F. Moreno	73,211	89,642	—	—	—	52,411	215,264
Margaret R. Preska(2)	92,461	86,652	—	—	—	44,533	223,646
A. Patricia Sampson	64,011	78,338	—	—	—	44,472	186,821
Richard H. Truly	69,511	75,000	—	—	—	6,784	151,295
David A. Westerlund	68,711	108,235	—	—	—	3,176	180,122
Timothy V. Wolf	70,086	94,493	—	—	—	2,074	166,653

(1)
Amounts in this column represent the dollar value of the stock equivalent units discussed below. As of December 31, 2007, the number of stock equivalent units owned by the directors were as follows: Mr. Burgess: 54,857 units; Mr. Corrigan: 7,092 units; Mr. Davis: 7,092 units; Mr. Hemminghaus: 66,986 units; Mr. Hirschfeld: 57,051 units; Mr. Leatherdale: 84,494 units; Mr. Moreno: 63,724 units; Dr. Preska: 54,309 units; Ms. Sampson: 52,644 units; Mr. Truly: 9,326 units; Mr. Westerlund: 7,977 units; and Mr. Wolf: 4,187 units.

(2)
Dr. Preska was paid $18,750 in January 2007 for fourth quarter 2006 fees.

        The fee amounts reflected in column (b) above include an annual retainer, Board and committee meetings fees and additional retainers for service as lead director, committee chair or audit committee member. The amounts reflected in column (c) represent stock equivalent units. The amounts reflected in column (g) represent reinvested dividends paid on deferred stock equivalent amounts. For 2007, the amounts payable for each of those components was as follows:

	Through Aug. 31, 2007	Effective Sept. 1, 2007
Annual Director Retainer	$40,000	$80,000
Board Meeting Attendance Fees (per meeting)	1,500	—
Telephonic Meeting Attendance Fees (per meeting)	650	—
Committee Meeting Attendance Fees (per meeting)	1,500	—
Lead Director Retainer	—	15,000
Additional Retainer for Committee Chair:
Governance, Compensation & Nominating Committee	5,000	5,000
Nuclear, Environmental and Safety Committee(1)	5,000	5,000
Audit Committee	10,000	10,000
Finance Committee	5,000	5,000
Audit Committee Member Retainer	5,000	5,000
Stock Equivalent Units	75,000	80,000

(1)
The Nuclear, Environmental and Safety Committee was formerly known as the Operations, Nuclear and Environmental Committee. The name was changed December 12, 2007.

        Effective September 1, 2007, the annual retainer paid to non-employee directors was increased and compensation was no longer paid based on meeting attendance. This change was made to ease administration of the director compensation program and to reflect the active involvement of the directors between meetings. With this change, the Company expects overall compensation paid to directors to be approximately equal to the former compensation structure.

        We have a stock equivalent plan for non-employee directors to more closely align directors' interests with those of our shareholders. Under this stock equivalent plan, directors may receive an annual award of stock equivalent units with each unit having a value equal to one share of our common stock. Stock equivalent units do not entitle a director to vote and are only payable as a distribution of whole shares of the Company's common stock upon a director's disability or termination of service. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. The Company has also adopted stock ownership guidelines for its directors. The guideline for directors is seven times their annual retainer. Directors are expected to meet this guideline within five years of becoming a director.

        On May 24, 2007, each non-employee director of the Company received an award of 3,286.59 stock equivalent units representing approximately $75,000 in cash value. Additional stock equivalent units were accumulated during 2007 as dividends were paid on our common stock. The number of stock equivalents for each non-employee director is listed in the Beneficial Ownership Table on page 30.

        Prior to 2005, directors were able to participate in a deferred compensation plan that provided for deferral of director retainer and meeting fees until after retirement from the Board. A director could defer director retainer and meeting fees into the Stock Equivalent Plan. A director who elected to defer compensation under this plan received a premium of 20% of the compensation that was deferred. In December 2004, the Board amended a number of executive and director compensation plans, including the Stock Equivalent Plan for Non-Employee Directors and the Non-Employee Directors Deferred Compensation Plan, in part to comply with deferred compensation requirements of new Section 409A of the Internal Revenue Code of 1986, as amended, as added by Section 885 of the American Jobs Creation Act of 2004, and other legislation. As a result of the amendments, participation in the Stock Equivalent Plan for Non-Employee Directors and the Non-Employee Directors Deferred Compensation

Plan was frozen. These plans will continue to operate in accordance with their terms with respect to amounts deferred and/or awarded prior to January 1, 2005. For amounts deferred and/or awarded on or after January 1, 2005, the plans are being operated in accordance with Internal Revenue Code Section 409A requirements, and it is expected that the plans will be amended in order to achieve compliance with the new deferred compensation requirements. In addition, Mr. Roger R. Hemminghaus, Mr. A. Barry Hirschfeld and Mr. C. Coney Burgess are entitled to a benefit upon retirement from the Board resulting from their service as a director for a predecessor company under a tenure policy that was frozen on August 22, 2000 at the time of the formation of Xcel Energy. Based on the terms of this tenure policy, Messrs. Hemminghaus, Hirschfeld and Burgess are eligible to receive a monthly benefit ($353.75, $1,844.20 and $406.25, respectively) for the lesser of ten years or life.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Nominees, Classification and Voting

        The Board of Directors consists of thirteen directors. Each director serves a one-year term, with all directors subject to annual election.

        The following thirteen individuals are the nominees to be elected to serve until the 2009 Annual Meeting or until their successors are elected: C. Coney Burgess, Fredric W. Corrigan, Richard K. Davis, Roger R. Hemminghaus, A. Barry Hirschfeld, Richard C. Kelly, Douglas W. Leatherdale, Albert F. Moreno, Dr. Margaret R. Preska, A. Patricia Sampson, Richard H. Truly, David A Westerlund and Timothy V. Wolf. Each of the nominees is a current director.

        The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director by an event that is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

        You are entitled to vote cumulatively for the election of directors. This means that you are entitled to a number of votes equal to the number of votes entitled to be cast with respect to the shares held by you multiplied by the number of directors to be elected. You may cast all your votes for one nominee or distribute your votes among the nominees. The election of each director shall be decided by majority vote. This means that, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

Information as to Nominees

        The nominees, their ages, principal occupations or positions, experience and the years first elected as a director of the Company, if applicable, are shown on the following pages.

        None of the nominees are related to each other or to any other nominee or to any executive officer of the Company or its subsidiaries by blood, marriage or adoption.

        Except for Mr. Kelly, no nominee has been an employee of the Company within the past five years.

        The Board of Directors recommends a vote "FOR" the election to the Board of each of the following nominees. Proxies solicited by the Board of Directors will be voted "FOR" each of the nominees, unless a contrary vote is specified.

  Nominees for Directors

C. Coney Burgess Age: Director Since: Principal Occupation/ Experience:

70

2000
1997 to 2000 (New Century Energies, Inc. ("NCE"))
1994 to 1997 (Southwestern Public Service Company
("SPS"))

Chairman and President of Burgess-Herring Ranch
Company and Chairman of Herring Bank.
Other Directorships:	Herring Bank; Monarch Trust Company; Chain-C, Inc.; American Quarter Horse Association; Texas and Southwestern Cattle Raisers Association; the Harrington Cancer Center.

Fredric W. Corrigan Age: Director Since: Principal Occupation/ Experience:

65

2006

Retired CEO and President of The Mosaic Company,
a global crop nutrition company; CEO and President
of The Mosaic Company (October 2004 to
January 2007); previously Executive Vice President of
Cargill, Incorporated (1999 to 2004).
Other Directorships:	The Mosaic Company; Edenspace; Northern Star Council Boy Scouts of America.

Richard K. Davis Age: Director Since: Principal Occupation/ Experience:

50

2006

Chairman, President and CEO of U.S. Bancorp, a
multi-state financial holding company
(December 2006 to present); President and Chief
Operating Officer of U.S. Bancorp (October 2004 to
December 2006); Vice Chairman of U.S. Bancorp
(February 2001 to October 2004).
Other Directorships:
U.S. Bancorp; American Bankers Association;
Minnesota Orchestra; Guthrie Theatre; Minneapolis
YMCA; University of San Diego (Trustee); Financial
Services Roundtable; Minneapolis Institute of Arts;
International Monetary Conf.; Minnesota Business
Partnership; Metropolitan Economic Development
Association; The Clearing House.

Roger R. Hemminghaus Age: Director Since: Principal Occupation/ Experience:	71 2000 1997 to 2000 (NCE) 1994 to 1997 (SPS) Retired Chairman and CEO of Ultramar Diamond Shamrock Corp., a petroleum refining and marketing company.
Other Directorships:
CTS Corporation; Tandy Brands Accessories
Corporation; National Advisory Council Boy Scouts of
America; Texas Lutheran University; Development
Board of University of Texas at San Antonio; the
Southwest Research Institute; United Way of San
Antonio and Bexar County (Trustee).

A. Barry Hirschfeld Age: Director Since: Principal Occupation/ Experience:

65

2000
1997 to 2000 (NCE)
1988 to 1997 (Public Service Company of Colorado
("PSCo"))

Chairman of National Hirschfeld, LLC, a Denver
commercial printing company; President of ABH
Development, Inc., a residential and commercial real
estate development firm in Denver; Managing
Member, A.B. Hirschfeld & Sons, LLC, a residential
real estate development company.
Other Directorships:
OPUS Northwest, LLC; Clyfford Still Museum; the
Rocky Mountain Multiple Sclerosis Center; the
National Jewish Center; the Denver Area Council of
the Boy Scouts of America (Trustee); the Denver
Metro Convention and Visitors Bureau (Lifetime
Trustee); Colorado Concern; and Mile High Stadium
Club.

Richard C. Kelly Age: Director Since: Principal Occupation/ Experience:

61

2004

Chairman, President and CEO of Xcel Energy
(December 2005 to present); Chairman, PSCo,
SPS, Northern States Power Company Wisconsin
("NSPW") and Northern States Power Company
Minnesota ("NSPM") (March 2005 to present).
Previously President and CEO of Xcel Energy
(July 2005 to December 2005); President and Chief
Operating Officer of Xcel Energy (October 2003 to
June 2005); Vice President and Chief Financial
Officer of Xcel Energy (August 2002 to
October 2003); President, Enterprises of Xcel Energy
(August 2000 to August 2002); Executive Vice
President and Chief Financial Officer of NCE (1997 to
August 2000); and Senior Vice President of PSCo
(1990 to 1997). Executive officer and director of many
of our subsidiaries, including NSPM, NSPW, SPS and
PSCo. President and Chief Operating Officer of NRG
Energy, Inc. ("NRG"), a former subsidiary of Xcel
Energy Inc. (June 6, 2002 to May 14, 2003), and a
director of NRG (June 2000 to May 14, 2003). In
May 2003, NRG and certain of NRG's affiliates filed
voluntary petitions for reorganization under
Chapter 11 of the U.S. Bankruptcy Code to
restructure their debt. NRG emerged from bankruptcy
on December 5, 2003.
Other Directorships:
Science Museum of Minnesota; Minnesota Orchestra;
Capital City Partnership; Regis University; Edison
Electric Institute; Member of National Renewable
Energy Laboratory Advisory Council; Itasca Project;
National Petroleum Council; Colorado Concern;
Colorado Forum; and Denver Metro Chamber of
Commerce.

Douglas W. Leatherdale Age: Director Since: Principal Occupation/ Experience: Other Directorships:

71

1991

Retired Chairman and CEO of The St. Paul
Companies, Inc. (1990 to 2001).

UnitedHealth Group Inc.; the American Hanoverian
Society; the University of Winnipeg Foundation; the
Minnesota International Centre; The Minnesota
Orchestra; and the University of Minnesota
Foundation.

Albert F. Moreno Age: Director Since: Principal Occupation/ Experience:	64 2000 1999 to 2000 (NCE) Retired Senior Vice President and General Counsel of Levi Strauss & Co., a brand name apparel manufacturer.
Other Directorships:	Rosenberg Foundation.

Dr. Margaret R. Preska Age: Director Since: Principal Occupation/ Experience:

70

1980

Owner and CEO of Robinson Preska Management
Company (includes Build a Bike, Inc.com, an
Internet-based instructional business); Distinguished
Service Professor, Minnesota State Colleges and
Universities; Historian and President Emerita of
Minnesota State University, Mankato.
Other Directorships:	Winona State University Foundation; Blue Earth County Historical Society; Society of Distinguished Alumni of Pennsylvania State University.

A. Patricia Sampson Age: Director Since: Principal Occupation/ Experience: Other Directorships:	59 1985 CEO and President of The Sampson Group, Inc., a management development and strategic planning consulting business. Word Alive Ministries.

Richard H. Truly Age: Director Since: Principal Occupation/ Experience:

70

2005

Retired U.S. Navy Vice Admiral and past director of
the Department of Energy's National Renewable
Energy Laboratory ("NREL") (1997 until 2005); former
Executive Vice President of the Midwest Research
Institute; former Vice President of the Georgia
Institute of Technology; former Administrator of the
National Aeronautics and Space Administration
("NASA").
Other Directorships:	Tetra Tech, Inc.; Edenspace, Inc.; Regis University (Trustee); University Corporation for Atmospheric Research (Trustee).

David A. Westerlund Age: Director Since: Principal Occupation/ Experience:

57

2007

Executive Vice President, Administration and
Corporate Secretary of Ball Corporation, a
manufacturer of metal and plastic packaging
products and owner of Ball Aerospace &
Technologies Corporation (2006 to present);
previously, Senior Vice President, Administration and
Corporate Secretary of Ball Corporation (2002 to
2006).
Other Directorships:	Exempla Healthcare, Westminster Legacy Foundation and Ranch Country Club.

Timothy V. Wolf Age: Director Since: Principal Occupation/ Experience:	54 2007 Vice President and Global Chief Financial Officer of Molson Coors Brewing Company (2005 to present); Vice President and Chief Financial Officer of Adolph Coors Company (1995-2005).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
XCEL ENERGY INC.'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2008

        The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as the principal independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2008. Deloitte & Touche LLP was originally selected by the Board, upon the recommendation of the Audit Committee, as principal independent accountants for the Company effective March 27, 2002.

        While the Audit Committee is responsible for the appointment, retention, termination and oversight of the Company's principal independent accountants, the Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Deloitte & Touche LLP as the Company's principal independent accountants. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for the shareholders' rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another auditor. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different principal independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareholders at the Annual Meeting.

Vote Required

        The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for the ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent accountants for 2008. Abstentions from voting in this matter are treated as votes "AGAINST." Proxies solicited by the Board of Directors will be voted "FOR" the proposal, unless a different vote is specified.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of the Company's principal independent accountants. Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of the Company's principal independent accountants, unless a different vote is specified.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO ADOPT
A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS

        Currently, our bylaws provide that directors are elected by a majority vote and we recently amended our Guidelines on Corporate Governance to provide that in an uncontested election a director who does not receive a majority vote must offer to tender his or her resignation to the Governance, Compensation and Nominating Committee.

        In order to include majority voting provisions in our restated articles of incorporation and to clarify the voting process for the election of directors, the Board has approved, and recommends shareholder approval of, an amendment to our restated articles of incorporation to provide that in uncontested elections directors must receive a majority of the votes cast in order to be elected to the Board.

        The amendment to the restated articles of incorporation operates as follows:

  •
  Subject to the rights, if any, of holders of any preferred stock of Xcel Energy, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

  •
  However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes present in person or by proxy at the meeting.

  •
  For purposes of the majority voting standard, a majority of the votes cast means that the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Xcel Energy that are voted "for" a director must exceed the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Xcel Energy that are voted "against" that director.

The amendment is effected by adding a new Article VIII to the restated articles of incorporation. The full text of Article VIII is attached to these materials as Appendix A.

        The amendment is intended to operate in tandem with our recently adopted director resignation policy. Under Minnesota law, an incumbent director who does not receive the requisite vote continues to serve until his or her successor is elected. As mentioned above, our recently adopted director resignation policy in our Guidelines on Corporate Governance requires incumbent directors in uncontested elections who do not receive a majority of the votes cast "for" their election to offer to tender their resignation to our Governance, Compensation and Nominating Committee. The Board, taking into account the Governance, Compensation and Nominating Committee's recommendation, will act on the offer of resignation and publicly disclose its decision within ninety (90) days after the date of the certification of the election results. The Governance, Compensation and Nominating Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision with respect to his or her resignation. If the director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director's resignation is accepted by the Board, the Board in its discretion may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

Vote Required

        The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for the adoption of the amendment to the restated articles of incorporation. Abstentions from voting in this matter are treated as votes

"AGAINST." Proxies solicited by the Board of Directors will be voted "FOR" the proposal, unless a different vote is specified.

        The Board of Directors recommends that shareholders vote "FOR" the amendment to the restated articles of incorporation to require a majority vote for the election of directors. Proxies solicited by the Board of Directors will be voted "FOR" the amendment to the restated articles of incorporation, unless a different vote is specified.

SHAREHOLDER PROPOSALS

        We expect the following shareholder proposals (Items 4 and 5 on the proxy card) to be presented by certain shareholders at the Annual Meeting. The text of these proposals and supporting statements appear in the exact form as we received them. All statements contained in the proposals and supporting statements are the sole responsibility of the proponents.

        The Board of Directors has carefully considered each of the following shareholder proposals and has concluded the adoption of these proposals would not be in the best interests of the Company or its shareholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote "AGAINST" each of these proposals.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL RELATING TO THE ROLE OF THE CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

        Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, beneficial owner of 914 shares, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Resolution

        That the shareholders of XCEL ENERGY INC. request its Board of Directors to establish a policy of separating the roles of the Chairman of the Board and the Chief Executive Officer (or President) whenever possible, so that an independent director who has not served as an executive officer of the corporation serves as the Chairman of the Board of Directors.

STATEMENT

        The Board of Directors' primary purpose is to protect shareholders' interests by providing independent oversight of management, including the Directors serving as Chairman of the Board and President and/or Chief Executive Officer. The proponent believes the separation of these roles will promote greater accountability to the Board of Directors and the shareholders whose capital has created the corporation.

        PLEASE NOTE THE PRESENCE OF DOUBLAS W. LEATHERDALE [sic] on the Board of Directors and Chairman of its Governance, Compensation and Nominating Committee. His experience at UnitedHealth Group Inc. should cause alarm to shareholders desiring reputable leadership.

        The former Chairman/CEO of UnitedHealth was one of the highest-paid executives and now has agreed to return $620,000,000 in stock option gains related to back-dating of options which happened under the watchful eyes of Douglas W. Leatherdale, and other directors.

        XCEL's Board should know that "One-Person" leadership did not work under its previous Chairman of the Board, President, and Chief Executive Officer Wayne Brunetti and now our Board is allowing another "One-Person" empire to be built. XCEL's Board defied the request of the Attorney General to terminate the former chairman.

        As the proponent is presenting this proposal on December 10, 2007, he notes the market price per share has modestly increased but is alarmed that short-selling has increased 46.66% to 22,190,753 shares and from his experience he believes the past market price increase may only be temporary.

        The proponent believes that an independent Chairman would have demanded better selection of nominees for our board of directors, would request management to displace short-selling of shares, require that the Board follow approved governance practices and policies of accountability at all times.

        Many respected institutional investors support the proposed separation. CalPERS Corporate Core Principles and Guideline states: "the independence of a majority of the Board is not enough" and that "the leadership of the Board must embrace independence, and it must ultimately change the way in which directors interact with management."

        If you agree, please vote "FOR" this proposal.

THE XCEL ENERGY BOARD UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS PROPOSAL

        The Xcel Energy Board of Directors is committed to effective and independent oversight of management and effective corporate governance. We established Guidelines on Corporate Governance at the time of the merger creating Xcel Energy Inc. in 2000. Since 2000 we have expanded the Guidelines to improve corporate governance. We adopted the Guidelines to promote effective governance and our implementation of these Guidelines has shown them to be effective. As these Guidelines create an effective governance structure, the proposed requirement that the company separate the positions of Chair of the Board and the Chief Executive Officer is not necessary and will not materially improve accountability or corporate governance.

        The Guidelines promote effective governance through the designated lead director and Board and committee composition and structure. First, as described in the Corporate Governance section of this proxy statement, the Company has a designated lead director. The lead director is elected by and from the independent Board members for a one-year term. The designated responsibilities of the lead director are to:

  •
  Preside at all meetings of the Board at which the Chair is not present, including executive sessions of the non-management and independent directors;

  •
  Serve as a liaison between the Chair and the independent directors, maintain regular communications with the independent directors and focus director communication on critical issues;

  •
  Approve the agenda for the Board and, with the Chair, approve all materials provided to the directors;

  •
  Approve meeting schedules to ensure sufficient time is provided for discussion of agenda items;

  •
  Call meetings of the independent directors, as necessary;

  •
  Consult and communicate with major shareholders, if requested;

  •
  Manage evaluation of Board performance;

  •
  Chair executive sessions of the Board; and

  •
  Develop and maintain a process for Chief Executive Officer succession planning with the Governance, Compensation and Nominating Committee.

        Second, the Board and committee composition ensures independence. The Board currently has twelve independent, non-employee directors among its thirteen members. All committees are composed of independent, non-employee directors. The independent directors meet on a regular basis in executive sessions without the Chief Executive Officer or any other management present. The lead director presides at these executive sessions.

        We believe that as a result of these guidelines and effective governance we have not experienced any problematic governance issues. An example of a problematic governance issue mentioned by the Proponent is backdating of stock options. The Proponent suggests a connection between the absence of a non-executive Chairman and backdating of stock options. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company has not granted stock options since 2001 and has no current plans to reinstitute the granting of stock options. More fundamentally, we have not experienced governance issues such as the backdating of stock options because of appropriate internal accounting, compensation, and legal procedures and controls, which are driven by the totality of effective corporate governance, including a strong Audit Committee and effective communication between independent directors and the Company's independent auditors. The

Proponent also asserts a non-executive Chairman would somehow cause management to displace the short selling of shares. Our Securities Trading Policy prohibits the short selling of shares by any director, officer or employee of the Company, and there is no evidence that the Company's governance practices have not been followed. More importantly, the Proponent provides no evidence that a non-executive chair will have anymore influence or control on short-selling. A non-executive Chairman will not materially improve an already effective governance structure.

        The Board's ability to elect an executive Chair contributes to an effective governance structure. The Guidelines state Company management, and by implication the Chief Executive Officer, has primary responsibility for communicating with shareholders. The Chair presides at all meetings of the shareholders. When the Chief Executive Officer is also the Chairman, the duties of the Chair also include shareholder communication.

        The Company believes a non-executive Chair may be appropriate in certain situations, including at the time of the appointment of a new Chief Executive Officer or in a time of crisis. The Board has the ability to elect a non-executive Chair in these situations. At the same time, the Company also believes the ability to elect an executive Chair is appropriate.

        An executive Chair is in the best interest of the Company's shareholders because the position promotes strategy development and execution, and provision of information, which are essential to effective governance. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of the strategy once it is developed. Independent directors and management have different perspectives and roles in strategy development. Independent directors, represented by the lead director, bring experience and expertise from outside the Company and industry to strategy development. Management, principally the Chief Executive Officer, bring experience and expertise of the Company and the industry. An executive Chair who is familiar with the Company and industry is in the best position to define and develop strategy and work with the lead director to educate the Board and lead the development of strategy. This has been the case with Xcel Energy and the development of the Company's strategy of environmental leadership. Another important role for the executive Chair is providing information to the Board on the Company's opportunities, challenges and performance. The lead director and executive Chair both have responsibilities in providing this information and contributing to effective governance by the Board. Like development of strategy, the lead director provides perspective from outside the Company and the executive Chair provides Company-specific information. The balance of the two positions ensures the Board receives the information it needs to govern.

        We believe that allowing the Board to elect an executive Chair is consistent with effective governance and is in the best interests of the Company's shareholders. The Governance, Compensation and Nominating Committee will periodically review this issue to determine whether, based on the relevant facts and circumstances, a non-executive Chair would be in the best interests of the Company's shareholders. At this time, however, our effective governance structure, with its emphasis on the lead director and Board and committee independence, makes it unnecessary to mandate separating the roles of Chair and Chief Executive Officer. The Board believes it is important that it has the discretion to act in the best interests of shareholders. The proposal would deprive the Board of its ability to govern the Company in the manner it deems most effective.

        The Board of Directors recommends a vote "AGAINST" this proposal for the reasons described above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a shareholder has indicated otherwise in voting the proxy.

        The Sisters of St. Joseph of Carondelet, 1884 Randolph Avenue, Saint Paul, Minnesota 55105-1700, beneficial owner of at least $2,000 of our shares, have given notice that they intend to present for action at the Annual Meeting the following resolution on behalf of themselves and the Academy of Our Lady of Lourdes (Franciscan Sisters of Rochester, Minnesota), 1001 14th Street NW, Assisi Heights, Rochester, Minnesota 55901-2525, beneficial owner of 200 shares:

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL RELATING TO COMPREHENSIVE HEALTH CARE REFORM
HEALTH CARE REFORM PRINCIPLES

        RESOLVED:    shareholders urge the Board of Directors to adopt principles for comprehensive health care reform (such as those based upon principles reported by the Institute of Medicine:

  1.
  Health care coverage should be universal.

  2.
  Health care coverage should be continuous.

  3.
  Health care coverage should be affordable to individuals and families.

  4.
  The health insurance strategy should be affordable and sustainable for society.

  5.
  Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable).

        Consistently polls show that access to affordable, comprehensive health care insurance is the most significant social policy issue in America (NBC News/Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News). Health care reform also has become a core issue in the 2008 presidential campaign.

        Many national organizations have made health care reform a priority. In 2007, representing a stark departure from past practice," the American Cancer Society redirected its entire $15 million advertising budget "to the consequences of inadequate health coverage" in the United States (New York Times, 8/31/07).

        John Castellani, president of the Business Roundtable (representing 160 of the country's largest companies), states that 52% of the Business Roundtable's members say health costs represent their biggest economic challenge. "The cost of health care has put a tremendous weight on the U.S. economy," according to Castellani, "The current situation is not sustainable in a global, competitive workplace." (BusinessWeek, July 3, 2007). The National Coalition on Health Care (whose members include 75 of the United States' largest publicly-held companies, institutional investors and labor unions), also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

        Annual surcharges as high as $1160 for the uninsured are added to the total cost of each employee's health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Consequently, we shareholders believe that the 47 million Americans without health insurance results in higher costs for Wendys International and other U.S. companies providing health insurance to their employees.

        In our view, increasing health care costs have focused growing public awareness and media coverage on the plight of active and retired workers struggling to pay for medical care. Increasing health care costs leads companies to shift costs to employees. This can reduce employee productivity, health and morale. We also believe rising healthcare costs borne by the company have an adverse affect on shareholder value.

Supporting Statement

        The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued its principles for reforming health insurance coverage in Insuring America's Health: Principles and Recommendations (2004). We believe principles for health care reform, such as the IOM's, are essential if public confidence in our company's commitment to its employees' health care coverage is to be maintained. We ask shareholders to support this resolution.

THE XCEL ENERGY BOARD UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS PROPOSAL

        Xcel Energy is concerned about the Americans who do not have access to affordable health care; however, the Company and the Board believe that health care reform is more appropriately a matter for legislative action with resulting reforms applicable to employers in general. Furthermore, as discussed below, Xcel Energy provides its employees, retirees and their families with health benefits that are designed to address health issues in a cohesive fashion. For these reasons, Xcel Energy's Board of Directors recommends a vote against this proposal.

        Xcel Energy is committed to providing our employees competitive, quality benefits that consider the needs of a changing workforce. In 2007, approximately 90% of our full-time and part-time employees were covered under our health plans. In addition, we provided health care coverage for approximately 8,500 retirees and their families. Our people are the cornerstone of our ability to create value for our customers, regulators and investors. In order to be able to attract, motivate and retain the talented workforce needed to achieve our corporate objectives and increase shareholder value, we must provide benefits that are both competitive and cost-effective, for both our Company and our employees.

        In Xcel Energy's Triple Bottom Line Report, which is available at www.xcelenergy.com, we detail several strategies that we have implemented over the last several years to decrease the impact of rising health care costs in order to be able to continue to provide affordable, accessible benefits options and help our employees pay for health care expenses. The report also details actions that we have taken in the past year to proactively increase our investment in our employees' health and well-being and help our employees make healthy lifestyle choices. In addition to the health, dental, vision and prescription coverage that we offer our employees and their families, we offer a number of innovative programs to help our employees stay well or get better, including targeted disease management programs, a health risk assessment program supported by one-on-one care counseling, nutritional education programs and a tobacco cessation program with telephone support and subsidies for nicotine replacement therapies.

        We continually review our benefits programs to ensure that they remain competitive and are achieving the goals they were designed to produce. We also participate in organizations that consider and support health and productivity solutions for employers and employees and that provide an ongoing and credible two-way information link between national policymakers and large employers on key health issues. As noted above, Xcel Energy believes that providing competitive benefits to its employees is critical to the Company's future success, and we disagree with the proponents' assertion that adoption of the principles is necessary for confidence in our commitment to our employees' health care coverage to be maintained.

        The Board of Directors recommends a vote "AGAINST" this proposal for the reasons described above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a shareholder has indicated otherwise in voting the proxy.

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        The following table sets forth information concerning beneficial ownership of our common stock as of March 4, 2008 for: (a) each director and nominee for director; (b) the executive officers set forth in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. None of the individual directors or officers or the nominees for director listed in the Beneficial Ownership Table below beneficially owned more than 1% of Xcel Energy's common stock. The directors and executive officers as a group beneficially owned less than 1% of our common stock on March 4, 2008. None of these individuals owns any shares of Xcel Energy's preferred stock.

Beneficial Ownership Table

Name and Principal Position of Beneficial Owner	Common Stock(1)	Stock Equivalents	Options Exercisable Within 60 Days	Restricted Stock	Total
Richard C. Kelly(2) Chairman of the Board, President and Chief Executive Officer	299,508	11,183	297,750	16,020	624,461
C. Coney Burgess Director	10,723	55,442	—	—	66,165
Fredric W. Corrigan Director	10,000	7,168	—	—	17,168
Richard K. Davis Director	4,202	7,168	—	—	11,370
Roger R. Hemminghaus Director	6,760	67,701	—	—	74,461
A. Barry Hirschfeld Director	16,570	57,660	—	—	74,230
Douglas W. Leatherdale Director	1,100	85,396	—	—	86,496
Albert F. Moreno Director	2,325	64,404	—	—	66,729
Margaret R. Preska Director	1,300	54,889	—	—	56,189
A. Patricia Sampson Director	1,560	53,206	—	—	54,766
Richard H. Truly Director	521	9,425	—	—	9,946
David A. Westerlund Director	1,000	8,062	—	—	9,062
Timothy V. Wolf Director	300	4,231	—	—	4,531
Benjamin G.S. Fowke III Vice President and Chief Financial Officer	85,754	3,367	62,400	13,310	164,831
Paul J. Bonavia President, Utilities Group	152,099	2,619	202,600	—	357,318
Raymond E. Gogel Vice President, Customer and Enterprise Solutions	60,513	1,572	—	3,454	65,539
David M. Wilks President, Energy Supply	131,321	7,506	173,750	2,615	315,192

Gary R. Johnson(3) Former Vice President and General Counsel	92,206	—	—	—	92,206
Directors and Executive Officers as a group (26 persons)	1,211,766	510,344	1,165,051	56,684	2,943,835

(1)
At March 25, 2008, the closing price of Xcel Energy common stock on the New York Stock Exchange was $                          .

(2)
Mr. Kelly's wife owns 408 of these shares and 4,497 of these shares are held in a trust for which Mr. Kelly serves as trustee. Mr. Kelly disclaims beneficial ownership of these shares.

(3)
Reflects Mr. Johnson's common stock ownership on March 31, 2007, the effective date of Mr. Johnson's retirement. Mr. Johnson's holdings are not included in Directors and Executive Officers as a group.

Largest Owners of Xcel Energy's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than 5% of any class of our voting securities:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288	35,180 19,880	(1) (2)	35.18% 13.25%

(1)
Wachovia Corporation ("Wachovia") reported its beneficial ownership on a Schedule 13G filed with the SEC on March 10, 2008. The relevant subsidiary is Evergreen Investment Management Company, LLC (IA). Evergreen Investment Management Company, LLC is an indirect subsidiary of Wachovia. The filing indicates that as of February 29, 2008, Wachovia had sole voting power for 35,180 shares of our Cumulative Preferred Stock, $4.16, shared voting power for 0 shares, sole dispositive power for 35,180 shares and shared dispositive power for 0 shares. Each share of our Cumulative Preferred Stock, $4.16 is entitled to one vote per share.

(2)
Wachovia reported its beneficial ownership on a Schedule 13G filed with the SEC on March 10, 2008. The relevant subsidiary is Evergreen Investment Management Company, LLC (IA). Evergreen Investment Management Company, LLC is an indirect subsidiary of Wachovia Corporation. The filing indicates that as of February 29, 2008, Wachovia had sole voting power for 19,880 shares of our Cumulative Preferred Stock, $4.56, shared voting power for 0 shares, sole dispositive power for 19,880 shares and shared dispositive power for 0 shares. Each share of our Cumulative Preferred Stock, $4.56 is entitled to one vote per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and officers to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. We believe that during 2007 and to date in 2008, all of our officers and our directors subject to such reporting obligations have satisfied all Section 16(a) filing requirements. In making this statement, we have relied upon examinations of the copies of Forms 3, 4 and 5 and the written representations of our directors and executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        Xcel Energy Inc. is a public utility holding company. In 2007, our continuing operations consisted primarily of the activity of our four utility subsidiaries: Northern States Power Company, a Minnesota corporation; Northern States Power Company, a Wisconsin corporation; Public Service Company of Colorado; and Southwestern Public Service Company. These utilities serve electric and natural gas customers in portions of Colorado, Michigan, Minnesota, New Mexico, North Dakota, South Dakota, Texas and Wisconsin. Along with WestGas InterState Inc. ("WGI"), an interstate natural gas pipeline, these companies comprise our continuing regulated utility operations.

        Xcel Energy's strategy, called Building the Core, has three primary focuses: environmental leadership, achieving financial objectives and optimizing the management of a portfolio of operating utilities. Our objective is to embrace growing customer demand and environmental initiatives by investing in our core utility businesses and earning a reasonable return on our invested capital.

        Our executive compensation program is designed to promote our success by aligning the interests of our shareholders, customers and employees with the economic interests of our executive officers to promote superior performance. To accomplish this, our compensation philosophy is to reward our executive officers at competitive levels that reflect both their individual responsibilities and contributions as well as the compensation environment in the utility business. In addition, we believe that our executive compensation program must be internally consistent and equitable to align the interests of all our executive officers to achieve our strategy. To implement this philosophy, our executive compensation program focuses on two reward factors. First, we provide a competitive base salary, which is the foundation for attracting and retaining the leadership needed to execute our strategy. Second, by making a large portion of compensation variable through our performance- based incentive compensation, we create a pay for performance environment that motivates our executive officers to deliver superior results. The market for executive talent is intensely competitive. Through the long-term incentive portion of this program, we also provide a mechanism to retain these officers. We believe our philosophy and programs, which ensure competitiveness in the market, have a positive correlation of pay to performance and adhere to sound governance principles. Our philosophy and program for executive officer compensation remained essentially the same in 2007 as compared to 2006 except for goal measurements. For the 2007 annual incentive program, we focused exclusively on key corporate goals for the executive officers rather than on attainment of corporate and business unit operational goals. In addition, as discussed in the 2006 Compensation Discussion and Analysis, in 2007 we substantially reduced the perquisites provided to our executive officers.

Oversight of Executive Compensation Program

        The Governance, Compensation and Nominating Committee of the Xcel Energy Inc. Board of Directors oversees the Xcel Energy executive compensation program. There were no changes to either the Committee's responsibilities or its provider of compensation consulting services in 2007. From January 1, 2007 to December 31, 2007, members of the Committee were Douglas W. Leatherdale, Chair, C. Coney Burgess, Fredric W. Corrigan, A. Barry Hirschfeld, Richard H. Truly and David A. Westerlund. The Committee's responsibilities are to establish and determine the executive compensation policies and programs of Xcel Energy, including the form and amounts of compensation paid to the members of the Xcel Energy Board of Directors and to all of the Xcel Energy executive and senior officers. The Committee has direct responsibility to:

  •
  Review and approve corporate goals and objectives relevant to the Chief Executive Officer's ("CEO's") compensation, evaluate the CEO's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, as directed by the Board, determine and approve the CEO's compensation level based on this evaluation; and

  •
  Make determinations or recommendations with respect to all executive officer compensation, incentive-compensation plans and equity-based plans.

        The Committee has retained Towers Perrin as its independent, external compensation consultant for the last several years. Towers Perrin is an independent, nationally recognized consulting firm in the areas of executive compensation and benefits and has specific and extensive expertise in evaluating compensation in the utility industry. At the Committee's request, Towers Perrin provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Towers Perrin also evaluates other compensation issues at the direct request of the Committee. The Committee receives additional support from the Xcel Energy Human Resources Department and the office of the Corporate Secretary.

        In its oversight of the Company's executive compensation program, the Committee works with Towers Perrin, the CEO, the Chief Administrative Officer and the Human Resources Department. The CEO, executive officers, and the Human Resources Department provide recommendations to the Committee with respect to the corporate performance objectives and goals on which awards of both annual and long-term incentive compensation are based and with respect to issues related to attracting, retaining or motivating individual executive officers. The CEO and executive officers also provide the Committee with information regarding financial performance, budgets and forecasts as it pertains to executive compensation. The Committee considers this information with the advice of its independent, external compensation consultant and takes into account several factors, including but not limited to: the desire to align management interests with those of shareholders, customers and employees; the desire to strongly link management pay to both annual and long-term Company performance; and the need to attract talent from both within and outside of the utility industry, all of which ultimately determines the executive compensation policies and programs.

        Since 2005 the Committee has reviewed tally sheets for each executive officer, which identify the components of each executive officer's compensation. These tally sheets are prepared by the Human Resources Department with certain valuations provided by outside consultants. These sheets present the dollar value of each component of the executive officer's compensation including cash compensation, deferred compensation, perquisites, existing equity awards, any retirement benefits, and other potential compensation under applicable severance plans. The purpose of the tally sheets is to aggregate and present in one document the entire compensation of the executive officers whether actual or potential future amounts. The Committee uses these tally sheets to determine if total executive compensation, including potential severance, is competitive and accomplishes the goals of the Company's executive officer compensation program. The Committee also uses these tally sheets to make comparisons of executive officers for internal equity. Finally, the Committee is responsible, as part of setting the CEO's compensation, for conducting an annual review of the CEO's performance.

Executive Compensation Philosophy and Core Principles

        Xcel Energy's executive compensation philosophy is to align and motivate executive leadership's interests with those of our shareholders, customers and employees. This is accomplished by using a combination of base salary and performance-based incentive compensation, delivered through annual and long-term incentives as well as other compensation.

        This philosophy has four core principles:

  •
  Our executive compensation levels must be competitive. To attract and retain talented leaders, we focus primarily on the utility industry 50th percentile for all elements of total direct compensation, which includes base salary, annual incentive and long-term incentives;

  •
  Our executive compensation is substantially performance based. We structure a compensation mix in which annual and long-term incentives based on the Company's performance comprise more than 50% of the Named Executive Officer's targeted annual compensation;

  •
  The annual and long-term incentives deliver rewards for the achievement of key corporate goals that align with the Company's strategy and reinforce management's link to shareholders, customers and employees; and

  •
  Equity-based incentives, coupled with the Company's stock ownership guidelines, encourage our executive leadership to have significant ownership in the Company.

        The Company generally does not use employment contracts as a part of its executive compensation program. One officer, Paul Bonavia, President, Utilities Group, has an employment contract, which was entered into between Mr. Bonavia and the Company at the time of the merger between Northern States Power Company and New Century Energies, Inc. ("NCE"), which formed Xcel Energy. Mr. Bonavia's employment contract is discussed in the Potential Payments Upon Termination or Change in Control section of this proxy statement.

Executive Compensation Elements and Design

        The Xcel Energy executive compensation program has five components:

  •
  Base salary;

  •
  Annual incentives;

  •
  Long-term incentives;

  •
  Perquisites; and

  •
  Post-retirement or other post-employment benefits.

        In December 2006, at the request of the Committee, Towers Perrin prepared an analysis and evaluation of the Company's executive compensation program relative to survey data. The Committee and Company management used this analysis and evaluation to help establish executive compensation levels for the executive officers for 2007. The executive compensation philosophy is the same for all executive officers, including the Chief Executive Officer.

        Executive officers in general and the current executive officers named in the Summary Compensation Table on page 46 (who are referred to in this Compensation Discussion and Analysis as "Named Executive Officers" or "NEOs") in particular all receive the same components of the executive compensation program with the amount (other than retirement benefits) dependent on scope of responsibilities, experience, internal equity and the market for executive officers with similar skills and experience. In considering compensation changes, the Committee considers changes in its business and the market for executive leadership in the utility industry and, as appropriate in certain limited cases, in general industry. Prior year compensation is one consideration in setting current year compensation, but it is not the primary driver in determining future compensation. Gary R. Johnson, our former Vice President and General Counsel, retired in March 2007. In connection with his retirement, the Company entered into an agreement with Mr. Johnson related to compensation and benefits which is more fully discussed below under "Potential Payments Upon Termination or Change in Control."

        We are primarily a public utility company and believe our executive compensation philosophy and core principles should reflect our business. In 2007, we continued to target the 50th percentile of the utility industry for our executive officers' total direct compensation as we believe that the 50th percentile is reflective of the peer group of utility companies that are relevant for comparison purposes. By targeting the 50th percentile, we ensure alignment with key market factors such as capitalization, revenue size, employee base and other relevant measures.

        Xcel Energy targets that approximately 50% of an NEO's total direct compensation be in the form of base salary and annual incentives. The remainder of their total direct compensation is composed of long-term incentives. The Committee believes this achieves a balance between long-term compensation as compared to currently paid compensation in order to align the NEO's interest with the long-term performance of the Company. This is consistent with the long-term nature of the Company's operations and capital investment necessary for our utility operations.

        In 2007, target base salary for the NEOs accounted for approximately 30% of total direct compensation, while target incentive compensation (annual) accounted for approximately 20% of the total direct compensation. If our results exceed our financial performance objectives and corporate goals, our executives may receive total direct compensation that is above the 50th percentile for the utility industry due to the heavy weighting of variable elements of compensation in total direct compensation. Likewise, if our results do not reach target levels for financial performance objectives or corporate goals, our executive officers may receive total direct compensation amounts that are lower than the 50th percentile. These results would be consistent with our executive compensation philosophy to pay for performance and reward our executives for achieving corporate goals that link to the Company's strategy.

        Because the value of certain equity awards included in the Summary Compensation Table is based on the values prescribed by Generally Accepted Accounting Principles ("GAAP"), specifically the principles under SFAS 123R which set forth how equity-based compensation should be expensed on the Company's financial statements, these percentages may not be able to be derived using the amounts reflected in the Summary Compensation Table below. In order to show our shareholders the differences between accrued values required for accounting purposes and actual compensation earned or received by our executive officers, a Supplemental Direct Compensation Table has been included in this year's analysis. This new table is intended to show the dollar value of rewards actually earned or paid to executives as of December 31, 2007 as compared to amounts still at risk due to performance or time-based considerations.

        Towers Perrin evaluated fourteen executive officer positions, including each NEO. Towers Perrin was able to identify comparable positions, find competitive data, and formulate a competitive rate for base salary, annual incentives, long-term incentives and total direct compensation for each of the fourteen positions in its analysis. Towers Perrin concluded that the competitive rates represent the compensation level for a similar position with similar responsibilities and scope in the utility industry. At the Committee's request and in order to provide a broad perspective of the competitive market, Towers Perrin analyzed data for various market rates, where possible, including: utility industry at the 50th and 75th percentile, general industry at the 50th percentile and blended industry at the 50th percentile. Blended industry is a blend of utility and general industry data for each pay component, where available. Utility-specific positions were analyzed using utility industry specific data. The CEO and executive positions in a corporate function, as compared to a utility operating function, were analyzed in both the utility industry and general industries. The Committee has been advised that compensation within 15% (above or below) of the median is typically in the competitive range. In determining whether to vary from the competitive rate the Committee considers the incumbent's experience, time in the position, internal equity and individual performance.

        We recognize it is critical to be internally consistent and equitable in order to create the balance necessary to achieve corporate goals and objectives. Consequently, as a part of the compensation evaluation, the total compensation of each officer is evaluated for the entire executive team. This evaluation includes comparing the overall scope and responsibilities of each officer to maintain the compensation levels that are consistent within each tier of management. These management tiers generally are: CEO, other senior corporate officers, the senior operating officer, individual utility operating officers, and other corporate officers. These tiers provide a basis for separation in internal pay equity related to officer responsibilities and individual performance.

Compensation Survey Data

        Towers Perrin based its analysis on competitive compensation data collected in two surveys: data related to approximately 60 utility industry companies included in the Energy Industry Executive Compensation Database, including nearly all major electric and natural gas utilities in the United States, and data related to over 800 general industry companies included in the Executive Compensation Database and Long-Term Incentive Plan Reports, which include pay data for over 800 general industry companies. All compensation data from these surveys was size adjusted so that it would compare to the Company's or a subsidiary's projected annual revenues. We believe these are the correct companies against which to compare our executive compensation.

Components of Xcel Energy Executive Officer Compensation Program

Base Salary

        The role of base salary in the Xcel Energy executive officer compensation program is to provide a base level of monthly income that is competitive in the utility industry. As stated above, the Company's executive compensation strategy is generally to target the utility industry 50th percentile as the primary reference point, with the flexibility to review other data points as appropriate. Company management and the Committee also consider the executive officer's individual performance, experience, financial results, internal equity and changes in the marketplace in determining base salary. The material elements in determining the amount of any increase in base salary of an NEO are the individual's performance in meeting corporate goals and providing executive leadership and changes in the marketplace.

        In December 2006, the Committee reviewed the evaluation and analysis prepared regarding executive compensation and set the base salary of the CEO at approximately the 50th percentile of the utility industry, as identified in the Towers Perrin analysis. For 2007, the Committee targeted the base salaries of the other NEOs within the competitive range of the 50th percentile of the utility industry, with the exception of the Vice President and Chief Financial Officer and the Vice President, Customer and Enterprise Solutions and Chief Administrative Officer. With respect to each of these positions, the Committee set the base salary at the 50th percentile of the blended industry survey. The Committee and Company management considered this survey data because the market for experienced financial and information technology officers is broader than the utility industry and is intensely competitive. The Company set these base salaries approximately 8% above the 50th percentile of the utility industry. In the aggregate, Xcel Energy's base salaries are within 15% of the 50th percentile of the utility industry. For the NEOs, Xcel Energy's base salaries are within 3% of the 50th percentile of the utility industry.

Annual Incentives

        The role of annual incentives in the Xcel Energy executive officer compensation program is to reward achievement of corporate goals that are designed to benefit our shareholders, customers and employees. For 2007, annual incentive awards were granted under the Xcel Energy Inc. Executive Annual Incentive Award Plan, which was approved by shareholders in 2005 (the "2005 Annual Incentive Plan"). The target amounts of the awards were generally set at approximately the 50th percentile of the utility industry and were based on achieving corporate financial and operational goals previously approved by the Committee. In addition, as described below, individual performance may be considered in the application of a leadership factor or multiplier to the annual incentive award. These targets were within 1% of the 50th percentile.

        In February 2007, the Committee set target annual incentive awards for 2007, expressed as a percentage of salary, for all Xcel Energy officers. The Committee believes these rates are competitive in the marketplace for the utility industry and were analyzed and presented by Towers Perrin to the Committee. These awards ranged from 100% of salary for the CEO, to 65% of salary for the President,

Utilities Group and the Chief Financial Officer, to 55% of salary for the other NEOs. Payouts of annual incentive awards were determined based on the level of achievement of corporate financial and operational goals previously approved by the Committee and described below, with each individual having the opportunity to earn from 0% to 150% of his or her 2007 performance with respect to corporate goals. In February 2008, the Committee and Board reviewed and approved the payment amounts based on the achievement of the performance goals.

        In 2007, we changed the annual incentive program for executive officers to better align the annual incentive for executive officers with a focused group of corporate goals and to align the executive officers with our business and financial objectives. In 2006, the CEO's annual incentive award was determined entirely by attainment of goals based on corporate performance measures and other NEOs' annual incentives were determined by a formula weighted 67% to attaining corporate goals and 33% to attaining business unit operational goals. In 2006, corporate performance measures included targeted earnings per share, a customer satisfaction metric, an environmental metric related to air emissions and operations metrics related to generation availability, system availability and a safety measure. In 2007, payouts of annual incentive awards for the NEOs and all executive officers, including those reporting to the CEO, were determined entirely by attainment of corporate goals which included targeted earnings per share, an environmental metric related to carbon dioxide emissions and safety. We reduced the number of corporate performance measures in 2007 to focus on those determined to be critical to the Company's performance and to align with our long-term strategy as an environmental leader.

        Threshold performance provided an opportunity to earn 50% of the targeted award opportunity and target performance provided an opportunity to earn 100% of the targeted award opportunity. Exceptional performance provided an opportunity to earn 150% of the target. Targets were determined based on Company management's evaluation of performance and, where possible, comparisons to objective metrics. The Committee retains the discretion to modify the goals during the course of the year. When goals were set for 2007, the Committee did adjust the earnings per share on continuing operations ("EPS") goal in order to accommodate the settlement between Xcel Energy and representatives of the United States government concerning a tax dispute related to corporate-owned life insurance ("COLI") policies purchased on the lives of Public Service Company of Colorado (PSCo) employees. The adjustment was made to prevent the result of the settlement and the commensurate effect on EPS in 2007 to impact achievement of the EPS goal. The GAAP result of the settlement reduced our EPS for 2007. The performance period for the 2007 annual incentive program was January to December 2007.

        The specific corporate performance measures and goal targets for the 2007 annual incentive awards were:

Corporate Goal	Target	Actual Performance	% Payout	% Weight
Greenhouse Gas Emissions Profile	(1)	(2)	150	33.33
Safety (OSHA incident rate per hundred workers)	2.19	2.61	0	33.33
Earnings Per Share (from ongoing operations)(3)	$1.35	$1.43	150	33.34

(1)
Intensity target of 1,510 lb/MWh plus implement projects that will achieve additional 2 million tons of CO2e reductions.

(2)
Intensity achievement of 1,451 lb/MWh plus implemented projects totaling 4.1 million tons of additional CO2e reductions.

(3)
EPS adjusted to accommodate the settlement concerning a tax dispute related to COLI.

        The Company utilizes a leadership factor applicable to the annual incentive program. The purpose of the leadership factor is to allow for the adjustment of the annual incentive award to reflect exceptional individual performance. With the approval of the Committee, awards are multiplied by a leadership-

rating factor from zero to two. If multiplied by zero, no award would be granted and actual results on the corporate portion would be forfeited. Prior to any application of the leadership-rating factor, individual performance is not considered in calculating an executive officer's annual incentive. The leadership rating-factor can be applied to increase or decrease an executive officer's annual incentive award. For 2007, the CEO recommended, and the Committee approved, application of a leadership-rating factor for certain executive officers other than the CEO. The CEO recommended and the Committee approved a leadership factor of 1.20 for the Chief Financial Officer for his leadership role in improving financial results, including improving the credit quality of the Company, negotiating resolution of the COLI matter and executing on the Company's environmental leadership strategy in the development and ownership of renewable energy resources. The CEO recommended and the Committee approved a leadership factor of 1.15 for the Vice President, Customer Enterprise Solutions and Chief Administrative Officer for exceptional performance in managing customer care, evidenced in improved credit and collection practices and customer satisfaction, and human resources, evidenced in management of health and benefit costs. The CEO recommended and the Committee approved a leadership factor of 1.15 for the President, Utilities Group for his leadership role in managing the Company's operating subsidiaries and development of resource plans in Colorado and Minnesota. The CEO recommended and the Committee approved a leadership factor of 1.15 for the President, Energy Supply for exceptional performance by the Company's fossil and nuclear generation resources and leadership in the integration of the Nuclear Management Company.

        The Committee determines whether to apply a leadership-rating factor for the CEO. The CEO does not participate in this determination. The Committee applied a leadership factor of 1.20 to the annual incentive of the Chief Executive Officer. The leadership factor was applied to reward the leadership role of the Chief Executive Officer in developing and executing on the Company's environmental leadership strategy.

        Based on corporate performance during 2007, payouts under the corporate performance component were 100.005% of the corporate target. Taking into account adjustments for individual leadership ratings factor, the NEOs received from 115% to 120% of their targeted annual incentive awards. The annual incentive payments attributable to the achievement of the performance goals are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 46. Amounts attributable to the adjustments for the leadership factor are included in the Bonus column of the Summary Compensation Table. Both amounts are included in the same columns in the Supplemental Direct Compensation Table on page 49 presented after the Summary Compensation Table.

        In order to encourage significant share ownership by executive officers, the 2005 Annual Incentive Plan offers executives an election to receive their payments in shares of common stock or shares of restricted common stock (which vests in equal annual installments over a three-year period) in lieu of cash. As the shares have already been earned, this constitutes conversion of this performance award to a time-based program to allow for application of a market premium for ownership. A 5% premium is added to amounts paid in shares of common stock, and a 20% premium is added to amounts paid in shares of restricted common stock. In 2007, three NEOs elected to receive stock in lieu of a portion of or all of their cash payments. The value and number of premium shares received by an NEO are reflected in the Stock Awards column as well as in the narrative discussion of the Summary Compensation Table, respectively.

Long-Term Incentives

        The role of long-term incentives in the Xcel Energy executive officer compensation program is to align management's interests with the Company's long-term strategy and with shareholders and customers and to provide a retention mechanism to attract and retain executive officers. We target approximately 50% of an NEO's total direct compensation in base salary and annual incentive with the remainder targeted as long-term compensation in order to align the NEO's interest with the long-term performance of the Company. For 2007, long-term incentives were granted under the Xcel Energy Inc. 2005 Omnibus Incentive Plan, approved by shareholders in 2005 (the "2005 Omnibus Incentive Plan") and target awards were within 3% of the 50th percentile. Neither the plan nor its application materially changed in 2007. The plan allows for several forms of incentive compensation from which the Committee may select in designing its long-term incentive program. The Committee and the Company believe strongly in providing long-term incentive opportunities that deliver awards upon the achievement of specific performance goals linked to the success of the Company and its long-term strategy in the core utility business.

        For 2007, the Company's long-term incentive plan had two components:

  •
  performance-based restricted stock units; and

  •
  performance shares.

        Performance-based restricted stock units are targeted to deliver 50% of each executive officer's long-term incentive opportunity, with the remaining 50% delivered through the performance share component.

        Long-term incentive award opportunities were targeted to the 50th percentile of the utility industry. For the NEOs in aggregate, Xcel Energy's 2007 target long-term incentive awards, as a percentage of base salary, were within approximately 4% of the 50th percentile of the utility industry. As with base compensation, the general alignment of long-term incentive awards with the 50th percentile allows the Company to offer competitive compensation opportunities relative to its peer companies in the utility industry.

        Performance-Based Restricted Stock Unit Component.    On January 1, 2007, the Company granted performance-based restricted stock units ("Units") to executive officers. The award of the Units is priced based on the expected value of the award on the first trading day of the award year. The expected value of the award is determined including the application of factors including: the Xcel Energy stock price, expected forfeitures, expected executive retirements or departures, the expected time of the vesting of the awards, and other market considerations. The number of Units awarded was based on the expected value of the long-term incentive using a pricing model. Each Unit represented one share of our common stock. Prior to the expiration of the restricted period, Units may not be sold or otherwise transferred by the participant. The restricted period ends, and restrictions on transfer of the Units lapse, based on two separate performance criteria.

        The grant of the Units is intended to link the interest of executive officers with the creation of shareholder value, represented by sustained increases in EPS. Of the total Units awarded (plus associated earned dividend equivalents), 75% have a performance-based vesting schedule based on EPS growth. The restriction period for these awards will lapse after Xcel Energy achieves 18% EPS growth, adjusted for the impact of the settlement agreement and earnings related to COLI, measured against EPS, adjusted for the impact of COLI, as of December 31, 2006. Additionally, Xcel Energy's annual dividend paid on its common stock must remain at $0.89 per share or greater. EPS growth will be measured annually at the end of each fiscal year and Units could vest between two and four years from the date of grant. However, under no circumstances will the restrictions lapse prior to December 31, 2008. If the performance criteria are not met within four years of the date of grant, all associated Units are forfeited.

        The remaining 25% of the awarded Units (plus associated earned dividend equivalents) have a performance-based vesting schedule related to our strategy as an environmental leader. For these units, the restriction period will lapse based on the achievement of sustained decreases in emissions intensity. This goal was selected to further the corporate goal of environmental leadership, which includes prudently reducing our emissions and impact on the environment. Emissions intensity is measured by the amount of emissions per megawatt hour for certain emissions. Performance for this element of the long-term incentive considers whether nitrogen oxide ("NOx"), sulfur dioxide ("SO2") and carbon dioxide ("CO2") emissions reductions (measured as a percent of target performance), meets or exceeds 100%. For these purposes, the targets were 2.0 pounds per megawatt hour (lbs/MWh) for NOx, 2.9 lbs/MWh for SO2 and 1,379 lbs/MWh for CO2. Performance against these environmental targets will be measured annually at the end of each fiscal year. Units vest between two and four years after the date of the grant. However, under no circumstances will the restrictions lapse prior to December 31, 2008. If the performance criterion is not been met within four years of the date of grant, all associated Units are forfeited.

        For 2007, the CEO was awarded 86,478 Units. Other NEOs were awarded from 12,539 to 18,927 Units. These awards are included in the Grants of Plan-Based Awards Table.

        Performance Share Component.    At the December 2006 Committee meeting, the Company awarded performance shares to executive officers effective January 1, 2007. Payout of the performance share award is dependent entirely on a single measure, Total Shareholder Return ("TSR") relative to peers. Xcel Energy's TSR, as measured over a three-year period, is compared to the three-year TSR of other companies in the Edison Electric Institute Electrics Index as a peer group. The EEI Electrics Index is composed of approximately sixty investor-owned domestic electric utilities. The Committee believes this is the appropriate peer group for comparing creation of shareholder value. Awards of performance shares directly link the interest of executive officers with shareholders by rewarding management for creating enterprise value as compared to utility industry peer companies. Awards in the performance share component are denominated in shares, each of which represents the value of one share of Xcel Energy common stock. The target number of shares granted was calculated by dividing the executive's target award by the expected value of the long-term incentive. At the end of each three-year period, the performance share component provides for payout at the target level if Xcel Energy's TSR is at the 50th percentile of the peer group and payout at 200% of the target level for performance at or above the 90th percentile of the peer group. The performance unit component provides smaller payouts for performance below the 50th percentile. No payout would be made for performance below the 35th percentile.

        For the measurement cycle that ended in 2007 (representing awards granted effective January 1, 2005), the TSR was at the 52nd percentile resulting in a 108% of target payout. For the 2007 to 2009 measurement cycle, the CEO was awarded 95,211 shares. Other Named Executive Officers were awarded from 13,806 to 20,838 shares. These awards are included in the Grants of Plan-Based Awards Table.

        Stock Options.    The Company has not granted stock options since December 2001. The CEO and other NEOs received stock option grants from the Company or its predecessors. The grant prices for the majority of these stock option awards were above the market price of the Company's shares as of December 31, 2007.

Other Benefits

        Perquisites.    In 2006, the Company undertook a thorough review of perquisites provided to executive officers. Based on this review, the Company substantially changed the perquisites that were provided to executive officers, including the NEOs, in 2007. The Company eliminated most perquisites for executive officers and increased the cash perquisite allowance to partially offset the elimination of the perquisites.

        In 2007, the CEO received a cash perquisite allowance of $30,000 and the other NEOs received a cash perquisite allowance of $25,000. The purpose of the cash perquisite allowance is to provide reimbursement for items such as the purchase or lease of a car, dues, financial or tax planning or similar business-related purposes. The cash perquisite allowance is intended to promote efficiency in conducting our business and focus executive officers on the Company. We do not prescribe use of the cash perquisite allowance. The cash perquisite allowance is paid separately from the executive officer's base salary, but is paid at the same time as the base salary. The cash perquisite allowance is fully taxable at the time of payment.

        The Company owns two jets for business travel purposes. Executive officers and their families may use the aircrafts for personal travel only when the aircraft is already scheduled to fly to the destination on Company business and only when there is an open seat available. Personal travel for the individual or his or her family member is reported as taxable income on behalf of the individual.

        Prior to 2007, we provided Company-paid life insurance in an amount equal to four times base pay. This benefit upon retirement was reduced to two times base salary (which, in general, the executive officer could purchase upon termination by repaying to the Company the greater of the cash surrender value or the aggregate premiums paid by the Company). This annual benefit was subject to imputed income for tax purposes. This benefit was eliminated in its entirety effective January 1, 2007.

        The amounts reported in the Summary Compensation Table contain certain perquisites values that do not reflect additional or new perquisite benefits.

        Retirement and Deferred Compensation Benefits.    In 2007 the Company provided retirement benefits to executive officers under the Xcel Energy qualified and non-qualified pension plans subject to the same terms as all eligible non-bargaining employees. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income after retirement, encourage continued employment and aid in the retention of qualified employees, including executive officers. The qualified pension plan includes earnings below the Internal Revenue Service's established limits and the benefit may be payable in a manner that results in individual income tax advantages. The non-qualified pension plan includes earnings, if any, above the same Internal Revenue Service limit. The 2007 Internal Revenue Service earnings limit was $225,000.

        Each executive officer was eligible to participate in Xcel Energy's 401(k) Savings Plan and Deferred Compensation Plan. The plans allow executive officers, like other eligible employees, to defer all or a portion of their base salary and their annual incentive award up to certain limits. For periods prior to 2007, the Company matched 100% of eligible amounts deferred to both plans up to 4% of base salary and then up to 50% of eligible amounts deferred in both plans in excess of 3% of base salary up to 5% of base salary. In 2007, this matching formula changed in the plans to match 50% of base salary up to a maximum of 8% of base salary. The purpose of the Deferred Compensation Plan is to make up for retirement benefits that cannot be paid under the Company's qualified retirement plans due to the Internal Revenue Service Code limitations and the exclusion of certain compensation elements from pension eligible earnings.

        Certain executive officers and all of the NEOs are eligible to participate in the Supplemental Executive Retirement Plan ("SERP") at the sole discretion of the Board. The SERP provides benefits to these executive officers in addition to those provided through the qualified and non-qualified pension plans. The role of the SERP plan is to provide income after retirement commensurate with the executive officer's income during employment with the Company. The SERP encourages continued employment on the part of executive officers and aids in the retention of qualified officers. The SERP benefit accrues over twenty years, except for Mr. Bonavia, and is equal to 55% of the average of the highest three years of covered compensation out of the five years preceding retirement or termination minus the qualified and non-qualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary and annual incentive. Long-term incentive payments are not included in covered compensation. The SERP benefit is valued as a 20-year annuity but is payable as a lump sum (unless the executive officer elected otherwise). Unreduced benefits are payable at age 62, or as early as age 55 reduced 5% for each year that the benefit commencement date precedes age 62. The Company has agreed to accrue SERP benefits for Mr. Bonavia, President, Utilities Group, ratably over eleven years rather than twenty years and to permit distribution of his full unreduced benefit as early as age 60.

        Severance Policy.    All NEOs, other than Mr. Bonavia, the President, Utilities Group, may receive severance benefits in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy, which was adopted in October 2003 ("2003 Policy"). The rationale for the Company's severance policy is to provide a market-competitive severance benefit and to manage any potential risks and changes in the event the Company undergoes a change in control. Xcel Energy's severance policies encourage executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits until the officer obtains another position. As a result, Xcel Energy's severance policy align the executive officer's interest with that of the Company and shareholder. This is particularly true with respect to a transaction, such as a sale or merger transaction, which may result in an executive officer's termination. The policy is intended to provide a market competitive severance benefit, which provides an incentive to complete such transactions even when the transactions may result in the officer's termination. Each of the NEOs, other than the President, Utilities Group, is a participant in the 2003 Policy. The Board of Directors or the Committee may name additional participants.

        In 2006, the Committee requested that management and Towers Perrin conduct a review of the severance benefits available under the 2003 Policy and compare those benefits to those offered by other companies, including other utilities. Based on this review, in October 2006 the Committee amended the 2003 Policy to reduce the severance benefits for executive officers. The Committee amended the 2003 Policy to reduce the separation benefits payable to an executive officer for events other than a change in control to the following:

  •
  a lump sum severance benefit equal to one times annual salary and target annual incentive;

  •
  a lump sum payment equal to the actuarial equivalent of the additional benefits accrued under the Company's retirement plans as the executive officer had continued in employment for one additional year;

  •
  a lump sum payment equal to the additional employer contributions that the executive officer would have received under the Company's savings plans if the executive officer's employment had continued for one additional year; and

  •
  for a period of one year following termination, continued medical, dental and life insurance benefits, and perquisite cash allowance.

        Pursuant to the Committee's resolution, this change was to be effective October 2009, unless the participating executive officer entered into a waiver making the amendment effective January 1, 2007. All of the NEOs, with the exception of Mr. Bonavia, who is not a participant in the 2003 Policy for severance purposes, have waived the requirement to wait until 2009 for the amendment to become effective.

        Under the 2003 Policy, as amended, a participant whose employment is terminated will receive severance benefits unless:

  •
  the employer terminated the participant for cause (as defined in the 2003 Policy);

  •
  termination was because of the participant's death, disability or retirement;

  •
  the participant's division, subsidiary or business unit was sold and the buyer agreed to continue the participant's employment with specified protections for the participant; or

  •
  the participant terminated voluntarily.

        If a participant in the 2003 Plan is terminated, including voluntary termination following a diminution in salary, benefits or responsibilities within two years following a change in control, as defined in the 2003

Policy, the participant will receive benefits under the 2003 Policy similar to the severance benefits above, except that for certain of our executive officers, including those NEOs who are participants, the cash payment will be equal to three times the participant's annual base salary and target annual incentive award, the cash payment for the value of the additional retirement savings and pension credits will be for three years instead of two and medical, dental and life insurance, and perquisite allowance benefits will be continued for three years instead of two. In addition, each of the participants entitled to receive enhanced benefits upon a change in control will be entitled to receive an additional cash payment to assist with making the participant's payment of any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the 2003 Policy. To receive benefits under the 2003 Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates, and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers. The specific benefits payable to the NEOs are described below under the heading "Potential Payments Upon Termination or Change in Control".

        On June 1, 2007, Mr. Bonavia, entered into an agreement to waive his right to receive benefits from, and terminate his participation in a Change in Control Agreement he had entered into with NCE on December 15, 1997. Instead, Mr. Bonavia agreed to be added as a participant in the 2003 Policy for change in control benefits only.

        Mr. Bonavia may receive severance benefits under his employment agreement, which is described below, and may receive change in control benefits under the 2003 Policy as just described.

Stock Ownership Guidelines

        The Company believes that it is essential to align management's interests with those of the shareholders. As part of this philosophy, the Company adopted stock ownership guidelines for executive officers. The Company believes that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, ensures that executive officers have a stake similar to that of the Company's shareholders. Such guidelines also encourage the long-term management of the Company for the benefit of the shareholders. The share ownership guideline for each executive is based on the executive's position. The guideline for the CEO is five times base salary. The other NEOs have a guideline of three times base salary. Each executive is expected to achieve the applicable ownership guidelines within five years of assuming an executive position. If an executive changes position, a new timeline is set based upon that position's requirements. All shares that the executive is entitled to vote count toward compliance with the ownership guidelines and the number of shares necessary to satisfy the guidelines is based on an assumed valuation of $22.57 per share.

Name	Date of 5-year guideline achievement	5-year guideline	Ownership position as of 12/31/07
Richard C. Kelly	July 2010	5x	4.3
Benjamin G.S. Fowke III	October 2008	3x	2.7
Paul J. Bonavia	August 2005	3x	4.6
Raymond E. Gogel	January 2010	3x	2.0
David M. Wilks	August 2005	3x	5.7

        Xcel Energy prohibits the use of any hedging or similar transactions related to its shares with all employees, including executives. Consequently, no hedging arrangements may be utilized to meet the stock ownership guidelines.

Impact of Accounting and Tax Treatment on Executive Compensation

        In October 2007, the Committee stated that future agreements will include the discretion to recoup executive officers' annual or long-term incentive awards upon restatement of earnings. The recoupment is restricted to awards that have been granted but not yet vested or paid for future years or vested but not yet paid for the current period. This is effective with agreements entered into in 2008.

        Federal tax law limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. It is the Committee's intent to maintain the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives. For 2007, a portion of the compensation of the CEO and one NEO, Mr. Bonavia, was non-deductible.

        As stated above, the Company offers a qualified pension plan to all employees that includes earnings below an Internal Revenue Service established limit and the benefit may be payable in a manner that results in individual income tax advantages. The Company also offers a non-qualified pension plan that includes earnings, if any, above the same Internal Revenue Service limit and the benefit generally does not provide any individual income tax advantages. For 2007 the Internal Revenue Service annual limit was $225,000. Each executive officer was also eligible to participate in Xcel Energy's Deferred Compensation Plan which is designed to allow participants to make up for retirement benefits that cannot be paid under the Company's qualified retirement plans as discussed above.

TABLES RELATED TO EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers and one former executive officer (who we refer to collectively in this section as the "Named Executive Officers" or NEOs") for 2007. From left to right, the following elements are disclosed in the columns of the Summary Compensation Table:

        Base Salary — The amounts in this column reflect the amount of base salary earned for a particular year regardless of whether or not any portions were deferred under the 401(k) Plan or otherwise.

        Bonus — The amounts in this column reflect that portion of the awards under the 2005 Annual Incentive Plan that are attributable to the leadership-rating factor including any discretionary upward adjustment that was applied by the Governance, Compensation and Nominating Committee.

        Stock Awards — The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with Statement of Financial Accounting Standards 123R, "Share Based Payment" ("FAS 123R"), for (i) the performance shares that were granted in 2005 (with a 1/1/05 to 12/31/07 performance period), 2006 (with a 1/1/06 to 12/31/08 performance period) and 2007 (with a 1/1/07 to 12/31/09 performance period), (ii) performance-based restricted stock units granted in 2005, 2006 and 2007 and (iii) the incremental value attributable to the premium (5% for unrestricted stock and 20% for restricted stock) received for electing to receive stock in lieu of a portion of the cash payment otherwise payable under the 2005 Annual Incentive Plan.

        Option Awards — As described above, we have not granted stock options since 2001. The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123R for stock options awarded prior to 2002. The assumptions used in this valuation are discussed in Note 9 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2007.

        Non-Equity Incentive Plan Compensation — The amounts in this column represent awards earned under the 2005 Annual Incentive Plan, including amounts that the executive officer elected to receive in shares of unrestricted and restricted common stock in lieu of a portion of the cash payment for which they were otherwise entitled under the 2005 Annual Incentive Plan. This amount does not, however, reflect any amounts attributable to the leadership rating factor or the premium (5% for unrestricted stock and 20% for restricted stock) attributable to the election to receive shares of stock in lieu of a cash payment. Amounts attributable to the application of the leadership factor appear in the Bonus column. The value of the premium is reflected in the Stock Awards column. The number of shares held by each NEO is stated in a table after the Summary Compensation Table. This column represents awards earned in the particular year, not awards granted or paid.

        Change in Pension Value and Non-Qualified Deferred Compensation Earnings — The amounts in this column reflect the actuarial increase in the present value of the executive officer's benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested. The increase from the prior year is generally due to (1) the additional years of service earned by the executive officer under the plans, (2) the increase in the final average salary from the prior year used to determine plan benefits, and (3) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement). For Mr. Johnson, this amount represents preferential earnings of approximately $19,620 under a non-qualified compensation plan from a grandfathered deferred compensation benefit.

        All Other Compensation — The amounts in this column reflect Company contributions into the 401(k) Plan and Xcel Energy's Deferred Compensation Plan, insurance premiums, accrued vacation pay, tax reimbursement and perquisites and other personal benefits. The specific amounts are detailed in a footnote to this column.

        Total — The amounts in this column are the sum of the amounts listed above.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Richard C. Kelly Chairman, President and Chief Executive Officer	2007 2006	1,100,000 1,050,000	220,011 288,474	2,489,080 5,675,441	— —	1,100,055 1,442,376	3,030,450 2,623,083	93,510 121,510	8,033,106 11,200,884
Benjamin G.S. Fowke III Vice President and Chief Financial Officer	2007 2006	535,000 500,000	69,553 109,637	670,332 1,671,667	— —	347,767 438,546	223,080 638,958	60,186 74,175	1,905,918 3,432,983
Paul J. Bonavia President, Utilities Group	2007 2006	535,000 515,000	52,165 —	689,729 1,787,346	— —	347,767 421,540	1,148,967 574,095	50,243 71,149	2,823,871 3,369,130
Raymond E. Gogel Vice President, Customer and Enterprise Solutions	2007	440,000	36,302	444,459	—	242,012	336,745	62,439	1,561,957
David M. Wilks President, Energy Supply	2007	435,000	35,889	482,848	—	239,262	736,657	54,497	1,984,153
Gary R. Johnson Retired Vice President and General Counsel	2007 2006	102,500 410,000	— —	(151,295 1,470,741)	— —	— 272,657	19,620 216,418	1,382,775 152,026	1,353,600 2,521,842

(1)
Amount reported for Mr. Johnson includes the reversal of previously reported expenses related to the forfeiture of Mr. Johnson's 2006 and 2007 performance shares and performance-based restricted stock units upon his retirement in March 2007.

(2)
The amounts in the Non-Equity Incentive Plan Compensation column represent awards earned under the 2005 Annual Incentive Plan, including amounts that the executive officer elected to receive in shares of unrestricted and restricted common stock in lieu of a portion of the cash payment for which they were otherwise entitled under the 2005 Annual Incentive Plan. This amount does not, however, reflect the premium (5% for unrestricted stock and 20% for restricted stock) attributable to the election to receive shares of stock in lieu of a cash payment. The value of the premium is reflected in the Stock Awards column. The number of shares of stock issued is set forth below and appears in the Grants of Plan-Based Awards Table (shares were actually issued in February 2008 following determination of bonus amounts by the Governance, Compensation and Nominating Committee):

Name	Shares of Unrestricted Common Stock	Shares of Restricted Common Stock
Richard C. Kelly	—	—
Benjamin G.S. Fowke III	—	6,071
Paul J. Bonavia	20,365	—
Raymond E. Gogel	—	3,239
David M. Wilks	—	—
Gary R. Johnson	—	—

(3)
The amounts in the "All Other Compensation" column for the Named Executive Officers include the following:

Name	Company Matching 401(k) Contributions ($)	Contributions to the Non-Qualified Savings Plan ($)	Value of the remainder of insurance premiums paid by Company under OSBP	Imputed Income on life insurance paid by Company ($)	Accrued Vacation Pay ($)	Reimbursement for Taxes on Personal Benefits	Perquisites and Other Personal Benefits	Total ($)
Richard C. Kelly	7,750	22,000	—	7,524	21,154	—	35,082	93,510
Benjamin G.S. Fowke III	7,750	13,650	—	875	10,289	—	27,622	60,186
Paul J. Bonavia	7,750	—	—	2,508	10,289	30	29,666	50,243
Raymond E. Gogel	7,750	9,850	—	2,018	—	7,321	35,500	62,439
David M. Wilks	7,750	9,650	—	3,049	8,365	281	25,402	54,497
Gary R. Johnson	1,400	—	4,706	2,632	1,971	66	1,372,000	1,382,775

        The amounts represented in the "Perquisites and Other Personal Benefits" column include the following: a cash allowance for perquisites of $30,000 (Mr. Kelly), $25,000 (Mr. Fowke), $25,000 (Mr. Bonavia) $25,000 (Mr. Gogel) and $25,000 (Mr. Wilks) and a cash settlement payment of $1,365,007 to Mr. Johnson in connection with his termination of employment. In addition, such amounts include amounts paid for home security, parking and personal use of company aircraft, none of which individually exceeded $25,000 for any of the named executive officers.

        Settlement payment for Mr. Johnson includes the following: cash payments of $1,070,000; a cash payment of $30,356 representing accrued vacation/paid time off; $56,375 representing one-fourth of his 2007 annual incentive target award; $180,583 representing the actuarial equivalent present value of credits under the pension plan and nonqualified pension plan, deferred compensation plan and SERP that would be needed to allow him to reach the age and years of service criteria, the so-called "Rule of 90", when benefits would have been unreduced for early retirement by continuing employment through and retiring on November 1, 2007; $27,693 representing the actuarial equivalent present value of the estimated difference in the amount of retiree medical premiums that he would be required to pay from April 1, 2007 through March 31, 2009 and those medical premiums he would have paid as an active employee for such period.

        As described above, in 2007 we eliminated most perquisites for executive officers and increased the cash perquisite allowance to partially offset the elimination of the perquisites. Although the home security perquisite was eliminated, for certain NEOs, there was an administrative time period during which the contracts were being canceled and we continued to pay the home security expenses for the NEOs during this period.

        Executive officers and their families may use the corporate aircraft for personal travel only when the aircraft is already scheduled to fly to the destination on Company business and only when there is an open seat available. The aggregate cost of personal use of the corporate aircraft is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hangar and parking costs, universal weather monitoring costs, if applicable, crew expenses and other variable costs specifically incurred. Because the plane may only be used for personal travel if the aircraft already is scheduled to fly to the destination and an open seat is available, there is no incremental cost to the Company for such personal use. The Company has significant corporate operations in Minneapolis, Minnesota and Denver, Colorado, and some executive officers, including several of the Named Executive Officers, split time between those offices and utilize the corporate aircraft to travel between Minneapolis and Denver. These trips are not considered personal travel.

SUPPLEMENTAL DIRECT COMPENSATION TABLE (OPTIONAL)

        The Company has included a Supplemental Direct Compensation Table below that depicts the compensation that was actually paid to the NEOs for 2007. This table excludes those components of the Summary Compensation Table that represent amounts earned but not yet received due to time requirements or amounts earned but are still subject to certain time and performance criteria. Additionally, the Supplemental Direct Compensation Table incorporates values for certain compensation that utilizes market factors such as discount rates and return rates that are subject to change. This table does not necessarily reconcile to the tax definition of 2007 received compensation (W-2) due to the timing of payments. This Supplemental Direct Compensation Table is not a substitute for the information contained in the Summary Compensation Table and the other tables required by the SEC's rules.

        The elements of total direct compensation in the table below include:

        Base Salary — As described in the Summary Compensation Table.

        Bonus — The amounts in this column reflect that portion of the awards under the 2005 Annual Incentive Plan that are attributable to the leadership-rating factor including any discretionary adjustment that was applied by the Governance, Compensation and Nominating Committee.

        Non-Equity Incentive Plan Compensation — The amounts in this column represent awards earned under the 2005 Annual Incentive Plan, including amounts that the executive officer elected to receive in shares of unrestricted and restricted common stock in lieu of a portion of the cash payment for which they were otherwise entitled under the 2005 Annual Incentive Plan. This amount does not, however, reflect the premium (5% for unrestricted stock and 20% for restricted stock) attributable to the election to receive shares of stock in lieu of a cash payment. The value of the premium is reflected in the Annual Incentive Stock Premium Value column. This column represents awards earned in 2007, not awards granted or paid.

        Annual Incentive Stock Premium Value — Value attributable to the premium (5% for unrestricted stock and 20% for restricted stock) received for electing to receive stock in lieu of a portion of the cash payment otherwise payable under the 2005 Annual Incentive Plan.

        All Other Compensation — As described in the Summary Compensation Table.

        Stock Awards Value Realized on Vesting — Value of long-term incentive awards that vested in 2007 as described in the Option Exercises and Stock Vested Table on page 54. The value excludes the value of restricted stock received in lieu of cash the executive was otherwise entitled to receive under the 2005 Annual Incentive Plan as including this value results in double counting the value as earnings.

Supplemental Direct Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Annual Incentive Stock Premium Value ($) (f)	All Other Compensation ($) (g)	Stock Awards Value Realized on Vesting ($) (h)	Total ($) (i)
Richard C. Kelly President and Chief Executive Officer	2007 2006	1,100,000 1,050,000	220,011 288,474	1,100,055 1,442,376	— 86,543	93,510 121,510	4,336,181 3,389,188	6,849,757 6,378,091
Benjamin G.S. Fowke III Vice President and Chief Financial Officer	2007 2006	535,000 500,000	69,553 109,637	347,767 438,546	20,866 38,373	60,186 74,175	1,287,100 1,025,724	2,320,472 2,186,455
Paul J. Bonavia President, Utilities Group	2007 2006	535,000 515,000	52,165 —	347,767 421,540	19,997 21,077	50,243 71,149	1,328,792 1,180,408	2,333,964 2,209,174
Raymond E. Gogel Vice President, Customer and Enterprise Solutions	2007	440,000	36,302	242,012	11,133	62,439	888,433	1,680,319
David M. Wilks President, Energy Supply	2007	435,000	35,889	239,262	—	54,497	1,048,448	1,813,096
Gary R. Johnson Retired Vice President and General Counsel	2007 2006	102,500 410,000	— —	— 272,657	— —	1,382,775 152,026	711,193 1,089,840	2,196,468 1,924,523

GRANTS OF PLAN-BASED AWARDS TABLE

        The following table discloses on a grant-by-grant basis equity and non-equity awards effective in 2007. (The Committee approved the awards December 12, 2006, effective January 1, 2007.) From left to right, the following elements are disclosed in the columns of the Grant of Plan-Based Awards Table:

        Estimated Future Payouts Under Non-Equity Incentive Plan Awards — The amounts in this column show annual incentive awards pursuant to the 2005 Annual Incentive Plan, exclusive of the leadership-rating factor. The actual payments of these awards are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Annual incentive awards, expressed as a percentage of salary, were set by the Committee under the 2005 Annual Incentive Plan. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the Committee, with each individual having the opportunity to earn from 0% to 150% of his or her target annual incentive award based on the level of achievement in 2007 of the goals. Corporate goals for 2007 included targeted EPS, an environmental metric related to CO2 emissions and safety. Target annual incentive awards, as a percentage of base salary, were set for all Xcel Energy officers, ranging from 100% of salary for Mr. Kelly to 55% to 65% of salary for the other NEOs. With the approval of the Committee, an award may be multiplied by a leadership-rating factor from zero to two.

        Estimated Future Payments Under Equity Incentive Plan Awards — Long-term incentive grants were made 50% in the form of performance shares and 50% in the form of Units. The amounts in this column show performance shares (top number) and Units based on EPS growth measurement (second number) and Units based on environmental index measurement (third number) issued under the 2005 Omnibus Incentive Plan. The amounts of the awards for each individual were established by the Committee and expressed as a percentage of such individual's base salary. The actual number of Units awarded to an individual were determined by dividing the dollar value of such percentage of base salary by the expected value of each award type as determined on Jan. 3, 2007. For Mr. Kelly, his target long-term award for 2007 was set at 300% of his salary. For the other Named Executive Officers, the percentage ranged from 110% to 135%.

        The awards of performance shares represent an equal number of shares of Xcel Energy common stock. Performance shares may not be sold or otherwise transferred. Payout of the performance share award will be dependent entirely on a single measure, total shareholder return ("TSR") relative to peers over a three-year period. At the end of the three-year period, the performance share component provides for payout at the target level if Xcel Energy's TSR is at the 50th percentile of the peer group and payout at 200% of the target level for performance at or above the 90th percentile of the peer group. The performance share component provides smaller payouts for performance below the 50th percentile. No payout will be made for performance below the 35th percentile.

        The awards of Units represent an equal number of shares of Xcel Energy common stock. Prior to the expiration of the restricted period, the Units may not be sold or otherwise transferred by the recipients. Units are credited during the restricted period at the same rate as dividends paid on all other shares of outstanding common stock. The dividend equivalents are subject to all terms of the original grant. Payout of the Units and the lapsing of restrictions on the transfer of Units are based on two separate performance criteria. Of the awarded Units, 75% of them plus associated earned dividend equivalents will be settled, and the restricted period will lapse, after Xcel Energy achieves 18% EPS growth (adjusted for the impact of the settlement agreement and earnings related to COLI) measured against Dec. 31, 2006 EPS (adjusted for the impact of COLI). Additionally, Xcel Energy's annual dividend paid on its common stock must remain at $0.89 per share or greater. EPS growth will be measured annually at the end of each fiscal year. However, in no event will the restrictions lapse prior to Dec. 31, 2008. If the performance criteria have not been met within four years of the date of grant, all associated Units shall be forfeited.

        The remaining 25% of awarded Units plus associated earned dividend equivalents will be settled, and the restricted period will lapse, after the average of actual performance results for nitrogen oxide ("NOx"), sulfur dioxide ("SO2") and carbon dioxide ("CO2") emissions reductions (measured as a percentage of target performance) meets or exceeds 100%. For these purposes, the targets were 2.0 pounds per megawatt hour (lbs/MWh) for NOx, 2.9 lbs/MWh for SO2 and 1,379 lbs/MWh for CO2. Performance against these environmental targets will be measured annually at the end of each fiscal year. However, in no event will the restrictions lapse prior to Dec. 31, 2008. If the performance criteria have not been met within four years of the date of grant, all associated Units shall be forfeited.

        All Other Stock Awards — The amounts in this column show the shares of restricted and unrestricted stock received by the executive officers as a result of their election to receive such stock in lieu of a portion of the cash payment for which they were otherwise entitled under the 2005 Annual Incentive Plan for 2007. The Committee approved the awards February 20, 2008. The value of these shares is included in the Stock Awards column of the Summary Compensation Table.

        All Other Option Awards — We granted no stock options in 2007. We have not granted stock options since December 2001.

        Exercise of Base Price of Option Awards — We granted no stock options in 2007. We have not granted stock options since December 2001.

        Grant Dates Fair Value of Stock and Option Awards — This column shows the grant-date fair value pursuant to FAS 123R for equity awards.

Grants of Plan-Based Awards Table

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (j)
										All Other Option Awards: Number of Securities Underlying Options (#) (k)		Grant Date Fair Value of Stock and Option Awards (m)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise of Base Price of Option Awards ($/Sh) (l)
		Date of Committee Action(1) (c)
Name (a)	Grant Date (b)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Richard C. Kelly	1/1/07 1/1/07 1/1/07 1/1/07	12/12/06 12/12/06 12/12/06 12/12/06	550,000	1,100,000	1,650,000	23,803	95,211 64,858.50 21,619.50	190,422				1,650,007 1,237,500 412,500
Benjamin G.S. Fowke III	1/1/07 1/1/07 1/1/07 1/1/07 2/20/08	12/12/06 12/12/06 12/12/06 12/12/06	173,875	347,750	521,625	5,210	20,838 14,195.25 4,731.75	41,676	6,071			361,123 270,845 90,282
Paul J. Bonavia	1/1/07 1/1/07 1/1/07 1/1/07 2/20/08	12/12/06 12/12/06 12/12/06 12/12/06	173,875	347,750	521,625	5,210	20,838 14,195.25 4,731.75	41,676	20,365			361,123 270,845 90,282
Raymond E. Gogel	1/1/07 1/1/07 1/1/07 1/1/07 2/20/08	12/12/06 12/12/06 12/12/06 12/12/06	121,000	242,000	363,000	3,491	13,964 9,512.25 3,170.75	27,928	3,239			241,996 181,494 60,498
David M. Wilks	1/1/07 1/1/07 1/1/07 1/1/07	12/12/06 12/12/06 12/12/06 12/12/06	119,625	239,250	358,875	3,452	13,806 9,404.25 3,134.75	27,612				239,258 179,433 59,811
Gary R. Johnson(5)	1/1/07 1/1/07 1/1/07 1/1/07	12/12/06 12/12/06 12/12/06 12/12/06	112,750	225,500	338,250	3,253	13,012 8,864.25 2,954.75	26,024				225,498 169,130 56,377

(1)
The Committee approved the awards December 12, 2006, effective as of January 1, 2007.

(2)
Amounts reflect annual incentive awards pursuant to the 2005 Annual Incentive Plan, exclusive of the leadership-rating factor discussed below. The actual payments of these awards are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(3)
Amounts reflect performance shares (top number) and performance-based restricted stock units based on EPS growth measurement (second number) and performance-based restricted stock units based on environmental index measurement (third number) issued under the 2005 Omnibus Incentive Plan. Performance share payout values, while based on percentile performance, are also determined by the price of Xcel Energy common stock at payout.

(4)
Amounts reflect the shares of restricted and unrestricted stock received by the executive officers as a result of their election to receive such stock in lieu of a portion of the cash payment for which they were otherwise entitled under the 2005 Annual Incentive Plan for 2007. The Committee approved the awards February 20, 2008. The value of these shares is included in the Summary Compensation Table.

(5)
As a result of Mr. Johnson's retirement, these awards were forfeited on March 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table discloses on a grant-by-grant basis the number of outstanding equity awards (option and stock awards) at the end of 2007. From left to right, the following elements are disclosed in the columns of the Outstanding Equity Awards At Fiscal Year-End Table:

        Option Awards — We granted no stock options in 2007. We have not granted stock options since December 2001. The values shown on the table are for options granted prior to 2002.

        Stock Awards — Values were calculated based on a $22.57 closing price of Xcel Energy common stock, as reported on the New York Stock Exchange at December 31, 2007. As described in detail in the footnotes to the table, the equity awards consist of performance-based restricted stock units and performance shares.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Richard C. Kelly	69,750 228,000	—	—	20.0403 26.3125	12/12/09 8/20/10	1,239.341(1) 2,286.357(2) 22,060.255(3)	27,972 51,603 497,900	66,875.090(4) 22,291.697(5) 100,073(6) 95,211(7)	1,509,371(4) 503,124(5) 2,258,648(6) 2,148,912(7)
Benjamin G.S. Fowke III	6,975 11,625 14,600 29,200	—	—	31.0081 20.0403 27.9375 25.900	12/13/08 12/12/09 12/12/10 12/12/11	448.688(1) 1,282.399(2) 9,781.415(3)	10,127 28,944 220,767	14,636.611(4) 4,878.870(5) 24,743(6) 20,838(7)	330,348(4) 110,116(5) 558,450(6) 470,314(7)
Paul J. Bonavia	49,600 153,000	—	—	20.0403 26.3125	12/12/09 8/20/10	1,357.713(1)	30,644	14,636.611(4) 4,878.870(5) 25,486(6) 20,838(7)	330,348(4) 110,116(5) 575,219(6) 470,314(7)
Raymond E. Gogel		—	—			426.270(2)	9,621	9,808.006(4) 3,269.335(5) 16,532(6) 13,964(7)	221,367(4) 73,789(5) 373,127(6) 315,167(7)
David M. Wilks	38,750 135,000	—	—	20.0403 26.3125	12/12/09 8/20/10	559.171(1) 788.670(2) 3,289.344(3)	12,620 17,800 74,240	9,696.648(4) 3,232.216(5) 16,532(6) 13,806(7)	218,853(4) 72,951(5) 373,127(6) 311,601(7)
Gary R. Johnson	9,376 24,703 147,000	—	—	26.8750 26.3125 26.3125	1/28/08 1/27/09 8/20/10	—	—	—	—

(1)
Representing restricted stock that the executive officers elected to receive in lieu of cash compensation for which they were otherwise entitled under the 2005 Annual Incentive Plan. The restrictions lapsed on March 3, 2008.

(2)
Representing restricted stock that the executive officers elected to receive in lieu of cash compensation for which they were otherwise entitled under the 2005 Annual Incentive Plan. One-half of the restrictions lapsed on March 3, 2008 with the remaining half of the restrictions lapsing on March 1, 2009 or next available trading day if March 1 is not a trading day.

(3)
Representing restricted stock that the executive officers elected to receive in lieu of cash compensation for which they were otherwise entitled under the 2005 Annual Incentive Plan. One-third of the restrictions lapsed on March 3, 2008 with the remaining restricted shares lapsing equally on March 1, 2009 and March 1, 2010 or next available trading day if March 1 is not a trading day.

(4)
Representing performance-based restricted stock units granted January 1, 2007, and earned dividend equivalents, measured against 18% EPS growth (adjusted for the impact of COLI) measured against December 31, 2006 EPS (adjusted for the impact of COLI). However, in no event will the restrictions lapse prior to December 31, 2008.

(5)
Representing performance-based restricted stock units granted January 1, 2007, and earned dividend equivalents, measured against an environmental goal. However, in no event will the restrictions lapse prior to December 31, 2008.

(6)
Representing performance shares granted January 1, 2006 for the performance period January 1, 2006 to December 31, 2008. Actual performance share payout values, while based on percentile performance, are also determined by the price of Xcel Energy common stock at payout. Values in table assume target level performance.

(7)
Representing performance shares granted January 1, 2007 for the performance period January 1, 2007 to December 31, 2009. Actual performance share payout values, while based on percentile performance, are also determined by the price of Xcel Energy common stock at payout. Values in table assume target level performance.

OPTIONS EXERCISES AND STOCK VESTED TABLE

        The following table discloses on a grant-by-grant basis the number of options exercised in 2007, stock or similar awards that vested in 2007 and the transfers for value of awards.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richard C. Kelly	—	—	2,310.398(1) 61,608(3) 48,766.314(5) 73,636.280(6) 24,559.940(7)	53,647(2) 1,280,830(4) 1,013,852(4) 1,530,898(4) 510,601(4)
Benjamin G.S. Fowke III	—	—	2,741.228(1) 21,004(3) 16,625.890(5) 18,207.059(6) 6,072.608(7)	63,651(2) 436,673(4) 345,652(4) 378,525(4) 126,250(4)
Paul J. Bonavia	—	—	1,316.708(1) 21,719(3) 17,191.827(5) 18,753.100(6) 6,251.033(7)	30,574(2) 451,538(4) 357,418(4) 389,877(4) 129,959(4)
Raymond E. Gogel	—	—	1,034.131(1) 14,798(3) 11,713.695(5) 12,164.702(6) 4,057.298(7)	24,013(2) 307,650(4) 243,528(4) 252,904(4) 84,351(4)
David M. Wilks	—	—	4,279.642(1) 19,094(3) 15,114.445(5) 12,164.702(6) 4,057.298(7)	99,373(2) 396,964(4) 314,229(4) 252,904(4) 84,351(4)
Gary R. Johnson	38,188	216,520	19,094(3) 15,114.445(5)	396,964(4) 314,229(4)

(1)
Reflects vesting of restricted stock received in lieu of cash compensation they were otherwise entitled to receive under the 2005 Annual Incentive Plan.

(2)
Value is based on the average of the high and low market price of Xcel Energy common stock on March 1, 2007, or $23.22, the date the restrictions lapsed.

(3)
Reflects vesting of performance shares for the performance period January 1, 2005 to December 31, 2007. Performance Shares were actually settled on February 20, 2008 following certification of satisfaction of performance measured by the Governance, Compensation and Nominating Committee.

(4)
Value is based on the average high and low market price of Xcel Energy common stock on February 19, 2008, or $20.79, the date prior to the Governance, Compensation and Nominating Committee certification.

(5)
Reflects settlement of performance-based restricted stock units based on EPS growth metric granted in 2005.

(6)
Reflects settlement of performance-based restricted stock units based on EPS growth metric granted in 2006.

(7)
Reflects settlement of performance-based restricted stock units based on environmental index metric granted in 2006.

PENSION BENEFITS

        The Company maintains several defined benefit plans in which the NEOs are eligible to participate. One is the Xcel Energy Pension Plan, which provides funded, tax-qualified benefits. The benefits under the Xcel Energy Pension Plan are subject to compensation and benefit limits under the Internal Revenue Code. The second is the Xcel Energy Inc. Nonqualified Pension Plan (referred to as the "Nonqualified Pension Plan"), which provides unfunded, non-qualified benefits for compensation that is in excess of the limits applicable to the Xcel Energy Pension Plan. The third is the Xcel Energy SERP, which provides unfunded, non-qualified benefits that are offset by benefits under the Xcel Energy Pension Plan and the Nonqualified Pension Plan and of which participation is at the discretion of the Committee.

        The following table shows the pension benefits available to each NEO. From left to right, the following elements are disclosed in the columns of the Pension Benefits Table:

        Named Executive Officer's Number of Years of Credited Service — The Number of Years of Credited Service is expressed in whole years as defined by each listed pension benefit plan. The additional years of credited service that were provided to Mr. Bonavia in the SERP are discussed in the Retirement and Deferred Compensation Benefits section above.

        Present Value of Accumulated Benefits — The Present Value of Accumulated Benefits is the present value as of December 31, 2007 of the annual pension benefit that was earned as of December 31, 2007 that would be payable under each plan for the executive officer's life beginning at the executive officer's normal retirement age. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit that is payable beginning at normal retirement age. Those assumptions are consistent with those used in the Company's financial statements. Normal retirement age for this purpose is defined by the various plans in which the executives participate. The Present Value of Accumulated Benefits is determined for each plan assuming benefits commence at the age described below:

        Xcel Energy Pension Plan — the basic benefit payable under the Xcel Energy Pension Plan to each executive is determined under one of three formulas: the final average pay formula (the "Traditional Benefit formula"), the Pension Equity Benefit formula or the Account Balance Benefit formula. The Present Value of Accumulated Benefits is determined assuming that the benefit commences at the normal retirement age defined by the Plan, which is age 65. Mr. Johnson is the only named executive officer who participated in the Traditional Benefit formula. As discussed previously, Mr. Johnson retired on March 31, 2007. For a discussion of Mr. Johnson's retirement benefits, see "Potential Payments Upon Termination or Change in Control — Gary R. Johnson Retirement Agreement," below. Mr. Fowke and Mr. Gogel are participants in the Pension Equity Benefit formula. Mr. Kelly, Mr. Bonavia and Mr. Wilks are participants in the Account Balance Benefit formula.

        Nonqualified Pension Plan — The Present Value of Accumulated Benefits is determined in the same manner as described above.

        SERP — the Present Value of Accumulated Benefits is determined assuming that the benefit payable under this plan commences at the normal retirement age defined by the Plan, which is age 62 (or for Mr. Bonavia, age 60).

        Payments Made During the Last Fiscal Year — Represents amounts actually paid from the listed plans to the Named Executive Officer due to an event calling for payment. Mr. Johnson was the only Named Executive Officer to receive payment under any of the plans due to his retirement, as mentioned previously.

Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Richard C. Kelly	Xcel Energy Pension Plan Nonqualified Pension Plan SERP	40 40 40	726,540 356,838 12,079,224	— — —
Benjamin G.S. Fowke III	Xcel Energy Pension Plan Nonqualified Pension Plan SERP	11 11 11	197,734 448,539 623,402	— — —
Paul J. Bonavia	Xcel Energy Pension Plan Nonqualified Pension Plan SERP	10 10 17	113,894 80,586 3,570,712	— — —
Raymond E. Gogel	Xcel Energy Pension Plan Nonqualified Pension Plan SERP	6 6 6	124,068 160,365 572,079	— — —
David M. Wilks	Xcel Energy Pension Plan Nonqualified Pension Plan SERP	30 30 30	748,132 128,814 2,983,049	— — —
Gary R. Johnson	Xcel Energy Pension Plan Nonqualified Pension Plan Deferred Compensation(1) SERP	28 28 28 28	— — — —	1,287,942 1,105,121 1,322,042 740,200

(1)
Representing amounts from a grandfathered deferred compensation benefit that provides a supplemental benefit to Mr. Johnson in retirement. The value considers "incentive compensation" as part of the definition of final average pay that would otherwise be excluded from the definition of final average pay in calculating Mr. Johnson's pension benefit under the traditional benefit pension benefit formula. The payment shown in this table for deferred compensation was a deposit into Mr. Johnson's deferred compensation account and will be paid to Mr. Johnson under the terms of the deferred compensation plan.

        The following narrative provides more information on the retirement benefits available to the NEOs.

Xcel Energy Pension Plan

        There are three general benefit components payable under the Xcel Energy Pension Plan, the basic benefit, the retirement spending account and the social security supplement.

Basic Benefit

        As mentioned above, the basic benefit is determined under one of three formulas: the Traditional Benefit formula, the Pension Equity Benefit formula or the Account Balance Benefit formula.

Traditional Benefit Formula

        The Basic Benefit is determined as follows:

  •
  Monthly benefit, payable as a single life annuity at the participant's normal retirement age, equal to the sum of 1.1333% of the participant's highest average monthly base pay plus .5% of highest average monthly base pay in excess of one-third of the monthly Social Security Wage Base for the current year, times years of credited service (up to 30 years).

  •
  Highest average monthly base pay is equal to the highest average monthly rate of base pay during any 48 consecutive months of covered employment. Base pay is regular salary, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan.

        If a participant retires after earning 40 years of credited service, or reaching age 62 with 20 years of vesting service, or reaching Rule-of-90, the full accrued benefit described above is payable. If retirement occurs between ages 57 and 62 with at least 20 years of vesting service, the Basic Benefit is reduced 0.333% for each month that benefits commence prior to age 62.

        If a participant terminates employment prior to reaching the eligibility provisions described above, but after reaching age 57 and with at least five years of vesting service (reduced to three years effective January 1, 2008), the Basic Benefit is reduced 0.333% for each month that early commencement precedes age 65. If the participant's age at commencement is less than 57, the benefit payable is the amount that is actuarially equivalent to the benefit payable at age 65.

Pension Equity Benefit Formula

        Basic Benefit:

  •
  Monthly benefit, payable as a single life annuity at the participant's normal retirement age, which is the actuarial equivalent of the participant's Pension Equity Plan ("PEP") Balance. The PEP Balance is equal to 10% of the participant's highest average pay times years of credited service times twelve (12).

  •
  Highest average pay is equal to the highest average monthly rate of base pay plus incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan.

        If a participant terminates employment after completing five years of vesting service (reduced to three years effective January 1, 2008), the benefit is calculated as described above but based on service and final average salary at termination.

Account Balance Benefit Formula

        Basic Benefit:

  •
  Monthly benefit, payable as a single life annuity at the participant's normal retirement age, which is the actuarial equivalent of the participant's Account Balance. The Account Balance is determined as follows:

  (a)
  Retirement Program Credits

      A retirement program credit is added to the account balance depending on age plus years of credited service and base pay for the year as follows:

Age + Years of Credited Service	Retirement Program Credits
55-59	5.25%
60-64	6.00%
65-69	7.00%
70-74	8.00%
75-79	9.00%
80 and more	10.00%

      Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan.

    (b)
    Transition Credits

      Employees who were active participants in a predecessor plan may be eligible for transition credits. These credits are granted annually for up to five years from the effective date of the plan.

Age + Years of Credited Service	Transition Credits
56-58	7.00%
59-61	8.00%
62-64	9.00%
65 or more	10.00%

      Interest is added to the account balance at the end of each plan year. Interest is based on the account balance at the beginning of the year. The rate of interest applied is equal to the average of the annual rate of interest on 30-year Treasury securities for the months of August and September of the preceding calendar year, but not less than 5% (5% for 2007).

        If a participant terminates employment after completing three years of vesting service, the benefit is calculated as described above but based on service and pay through the date of termination. The Account Balance continues to accrue interest until the benefit is commenced.

        If the participant elects an annuity and commences payment after age 55, the amount payable is determined by converting the Account Balance at commencement into an annuity based on a table of factors.

Retirement Spending Account

        The Retirement Spending Account is the same whether a participant is in the Traditional Benefit formula, the Pension Equity Benefit formula or the Account Balance Benefit formula. In each case, the Retirement Spending Account is a monthly benefit, payable as a single life annuity, that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits, and annual interest credits.

  •
  Initial account balance equal to $1,400 times all years of service as of December 31, 2002

  •
  Annual credits equal to $1,400

  •
  Interest credits based on one-year treasury constant maturities plus 1%

Social Security Supplement

        The Social Security Supplement is the same whether a participant is in the Traditional Benefit formula, the Pension Equity Benefit formula or the Account Balance Benefit formula. In each case, the Social Security Supplement is a supplement that is paid from the participant's retirement date to his or her retirement age for purposes of Social Security. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they are (1) age 57 with 20 years of service, (2) age 55 and the sum of age and credited service is greater than or equal to 90 or (3) age 65 with 1 year of service.

Credited Service; Distributions

        Generally, a participant's years of credited service are based on the years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed in the above table for the Xcel Energy Pension Plan for all of the Company's NEOs are based only on their period of service while employed by the Company and its predecessors.

        Benefits provided under the Xcel Energy Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($225,000 in 2007). In addition, benefits provided under the Xcel Energy Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($180,000 payable as a single life annuity beginning at normal retirement age in 2007).

        Benefits are payable under one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Xcel Energy Pension Plan are funded by an irrevocable tax-exempt trust. A participant's benefit under the Xcel Energy Pension Plan is payable from the assets held by the tax-exempt trust.

Nonqualified Pension Plan

        The Nonqualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not limited as noted above by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Nonqualified Pension Plan benefit as a lump sum.

        Generally, a participant's years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Nonqualified Pension Plan for all of the Company's NEOs are based only on their period of service while employed by the Company and its predecessors.

        The Nonqualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Nonqualified Pension Plan are general creditors of the Company with respect to the payment of their Nonqualified Pension Plan benefits. The executive officer's account under the Nonqualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan.

SERP

        The SERP provides a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant's base pay plus any bonus earned for that year regardless of whether such bonus is paid in that year or in the next year under the Company's regular annual incentive plan.

        The SERP benefit, defined as a 20-year certain annuity, accrues ratably over 20 years and, when fully accrued, is equal to (a) 55% of final average compensation minus (b) any other qualified or nonqualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a 20-year certain annuity or a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity. Benefits generally are payable at age 62, or as early as age 55, but would be reduced 5% for each year that the benefit commencement date precedes age 62.

        Generally, a participant's years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. Except for Mr. Bonavia, the years of credited service listed above for the SERP for the Named Executive Officers are based only on their period of service while employed by the Company and its predecessors. We have agreed to accrue SERP benefits for Mr. Bonavia ratably over 11 years rather than 20 years, with the years of credited service in the table above imputed to reflect that rate, and to permit distribution of his full unreduced benefit as early as age 60. If the accelerated accrual factors were not taken into account in determining Mr. Bonavia's SERP benefit, Mr. Bonavia would be entitled to receive $1,624,728.

        The SERP is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the SERP are general creditors of the Company with respect to the payment of their SERP benefits. The executive's account under the SERP cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan. The SERP is a discretionary plan and NEOs participate in the SERP by recommendation and approval of the Committee.

NONQUALIFIED DEFERRED COMPENSATION

        The following table covers nonqualified defined contribution and other nonqualified deferred compensation plans. The Company has a nonqualified deferred compensation plan (the "Deferred Compensation Plan") that generally allows key employees, including all executive officers, to defer compensation above government limitations on 401(k) contributions that apply to the Company's qualified 401(k) Plan and to defer taxation on all earnings on compensation deferred into the plan. For 2007, the maximum limitation on elective salary deferrals and the limitation on the amount of compensation that may be taken into account for deferrals under the 401(k) Plan was $15,500 and $225,000, respectively. Each executive officer may elect each year to separately defer all or any portion of his or her base pay and annual incentive pay otherwise payable in the next following calendar year. In addition, if the executive participates under the Account Balance benefit formula or Pension Equity benefit formula of the Company's qualified pension plan, the Company will contribute a matching contribution.

Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Richard C. Kelly	44,000	30,850	33,075	—	703,698
Benjamin G.S. Fowke III	32,100	10,800	9,568	—	288,115
Paul J. Bonavia	—	—	33,422	—	740,644
Raymond E. Gogel	185,237	7,600	14,386	—	505,348
David M. Wilks	72,183	7,600	16,821	—	461,533
Gary R. Johnson	—	1,322,042	108,814	—	2,428,742

(1)
Reflects the following amounts for each of the following executive officers which is reported as compensation to such executive officer in the Summary Compensation Table on page 46: Mr. Kelly: $44,000; Mr. Fowke: $32,100; Mr. Wilks: $72,183 and Mr. Gogel: $185,237.

        Prior to January 1, 2007, the Company matched (i) 100% of deferrals into the Deferred Compensation Plan and the 401(k) Plan up to 3% of base salary and (ii) 50% of deferrals into the Deferred Compensation Plan and the 401(k) Plan that exceed 3% of base salary but not in excess of 5% of base salary. Effective January 1, 2007, the Company changed the matching contributions formula to 50% of deferrals into the Deferred Compensation Plan and the 401(k) Plan up to 8% of base salary.

Matching credits under the Deferred Compensation Plan are immediately vested. The Company also has the option to make discretionary credits but did not do so in 2007.

        Deferrals, plus any Company match, are credited to a special recordkeeping account in the participant's name. Earnings on the deferrals are indexed to the assumed investment funds selected by the participant. For 2007, those investment fund options (and the associated returns) included an Xcel Energy common stock fund, Vanguard® Prime Money Market Fund (5.14%), Vanguard® Inflation-Protected Securities Fund (11.59%), PIMCO Total Return Fund (5.34%), Vanguard® Total Bond Market Index Fund Signal™ Shares (7.02%), Vanguard® Wellington™ Fund (8.34%), Vanguard® 500 Index Fund Signal™ Shares (5.47%), Longleaf Partners Fund (–0.44%), Vanguard® PRIMECAP Fund (11.48%), Vanguard® Mid-Cap Index Fund Signal™ Shares (1.50%), Wasatch Core Growth Fund (6.40%), Vanguard® Small-Cap Index Fund Signal™ Shares (1.25%), and Vanguard® Developed Markets Index Fund (10.99%), Company matches are credited to an Xcel Energy common stock fund. Participants may change their assumed investment fund on a daily basis.

        The executive's account is payable on the earlier of the executive's termination of employment or death, and will be paid in a lump sum or in ten equal annual installments as elected by the executive or, if no election is made, in a lump sum. The distribution will be made (or will begin) as of the next January 31 or July 31 that first follows the sixth-month anniversary of the executive's termination of employment. Payment to the executive's beneficiary in the event of the participant's death will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive's beneficiary. In addition, the executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.

        The Deferred Compensation Plan is unfunded. No property is set aside in a trust or otherwise to pay the Deferred Compensation Plan benefits and the Company is not obligated to invest in the Xcel Energy Stock Fund or any of the mutual funds selected by the executive. In other words, each executive officer participating in the Deferred Compensation Plan is an unsecured general creditor of the Company with respect to the executive officer's Deferred Compensation Plan account. The executive's account under the Deferred Compensation Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the Deferred Compensation Plan.

REPORT OF THE COMPENSATION COMMITTEE

        The Governance, Compensation and Nominating Committee, in its capacity as the Compensation Committee of the Board, has reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement. Based on the review and discussions referred to above, the Governance, Compensation and Nominating Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.

Compensation Committee
Douglas W. Leatherdale, Chairman
C. Coney Burgess, Member
Fredric W. Corrigan, Member
A. Barry Hirschfeld, Member
Richard H. Truly, Member
David A. Westerlund, Member

RELATED PARTY TRANSACTIONS

        One of our directors, Mr. Richard K. Davis, is the Chairman, President and Chief Executive Officer of U.S. Bancorp. During 2007, U.S. Bancorp or its affiliates served as trustee for some of our debt securities and performed investment and other banking services for the Company. For these services, the Company paid U.S. Bancorp and its affiliates approximately $600,000. The Company's bylaws provide that transactions between the Company and an organization in which one of the Company's directors is a director or officer may be authorized, approved or ratified by a majority of the Board of Directors of the Company, with the interested director not voting. In accordance with the terms of the Company's bylaws, the Board of Directors of the Company approved these services to be provided by U.S. Bancorp.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Paul J. Bonavia Employment Agreement

        In connection with and effective upon completion of the merger between Northern States Power Company and NCE that formed Xcel Energy in 2000, we and Paul J. Bonavia entered into an amendment to an employment agreement between Mr. Bonavia and NCE. Except as discussed below, the original agreement expired December 14, 2000. Mr. Bonavia also previously had entered into a change in control agreement with NCE that provided for severance benefits similar to those provided under the 1999 Policy discussed below. In connection with the merger, Mr. Bonavia's position changed from Senior Vice President, General Counsel and President of NCE's International business unit to President of our Energy Markets business unit. In the amendment, Mr. Bonavia agreed not to assert before January 6, 2003 that his duties and responsibilities had been diminished, and thus he waived the right to claim certain benefits under the 1999 Xcel Energy Senior Executive Severance Policy (the "1999 Policy") relating to this change in his status prior to that date. If certain conditions were met on January 6, 2003 or within seven business days thereafter, which conditions included the termination of Mr. Bonavia's employment, Mr. Bonavia would have been entitled to severance benefits comparable to those provided to the other senior executives under the 1999 Policy, which terminated on August 18, 2003 on its scheduled termination date. In further amendments, Mr. Bonavia agreed to continue his employment through August 31, 2003. Mr. Bonavia also agreed not to assert at any time that his duties and responsibilities have been diminished. In return, we agreed that if we terminate Mr. Bonavia's employment at any time for any reason other than cause, as defined in the 1999 Policy, or if Mr. Bonavia terminates his employment for any reason after August 31, 2003, then he will be entitled to severance benefits comparable to those provided to the other senior executives under the 1999 Policy as if he had terminated on January 6, 2003, and as adjusted for inflation. The severance benefits payable under the 1999 Policy included generally 2.5 times salary, bonus and long-term compensation, as well as payments for an additional 2.5 years of service under the pension and retirement savings plans. Assuming that Mr. Bonavia's employment was terminated December 31, 2007 other than following a change in control, the severance benefits payable to Mr. Bonavia under his employment agreement would have been approximately $4.6 million.

        On June 1, 2007, Mr. Bonavia entered into an agreement with the Company to waive his right to receive benefits from, and terminated his participation in a Change in Control Agreement he had entered into with NCE on December 15, 1997, and instead agreed to be added as a participant in the 2003 Policy for change in control benefits only. Assuming that Mr. Bonavia's employment was terminated December 31, 2007 following a change in control, Mr. Bonavia would be entitled to change in control benefits under the 2003 Policy of approximately $6.1 million plus a gross up for excise tax under IRC §280G.

Gary R. Johnson Retirement Agreement

        On March 31, 2007, Mr. Gary R. Johnson, the Company's former Vice President and General Counsel, retired. In connection with his retirement, Mr. Johnson and the Company entered into an agreement providing for the compensation and benefits he was to receive from the Company following his retirement. This agreement recognizes that Mr. Johnson will be entitled following his retirement to receive all benefits for which he qualifies under the terms of Company plans, programs, policies and practices under which he is covered. The benefits that Mr. Johnson is entitled to receive include:

  •
  the ability to exercise outstanding stock options through the end of their respective terms

  •
  participation in outstanding performance share and restricted stock units awarded in 2005 in accordance with their terms, which awards had an actual payout of $711,193 (performance share and restricted stock units awarded in 2006 and 2007 were forfeited

  •
  vested benefits paid during 2007 of $4,455,305 under the Company's pension plan, non-qualified pension plan and SERP

  •
  accrued vacation/paid time off of $30,356

  •
  vested benefits under the Company's 401(k) plan and deferred compensation plan

  •
  post-employment/ retirement coverage under the Company's group health and life plans (with an estimated value of premiums for group term life insurance of approximately $3,200; premiums for group health being fully retiree-paid)

        In addition, the agreement provides that Mr. Johnson receive the following additional benefits:

  •
  a cash payment equal to $56,375, representing one-fourth of his 2007 annual incentive target award, which was paid in February 2008.

  •
  a cash payment of $1,070,000, which was paid on October 15, 2007

  •
  a cash payment, which was paid on October 15, 2007, of $180,583 which represents the actuarial equivalent present value of credits under the pension plan and nonqualified pension plan, deferred compensation plan and SERP that would be needed to allow him to reach the age and years of service criteria, the so-called "Rule of 90", when benefits would be unreduced for early retirement by continuing employment through and retiring at November 1, 2007

  •
  a cash payment, which was paid on October 15, 2007, of $27,693 which represents the actuarial equivalent present value of the estimated difference in the amount of retiree medical premiums that he would be required to pay from April 1, 2007 through March 31, 2009 and those medical premiums he would have paid as an active employee for such period

  •
  executive life insurance coverage until December 31, 2011 equal to his coverage currently in force (200% of final base salary) (estimated premiums of approximately $83,000)

        As a condition to and in consideration of receiving these benefits, Mr. Johnson signed a release of claims agreement. These additional benefits are less than Mr. Johnson would have received if his employment was terminated without cause under the Company's 2003 Policy (discussed below).

2003 Severance and Change in Control Policy

        In October of 2003, we adopted the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the "2003 Policy"). The rationale for the 2003 Policy is to provide a market-competitive severance benefit and to manage any potential risks and changes in the event the Company undergoes a change in control. Each of our Named Executive Officers, other than Mr. Johnson are participants in the 2003 Policy. As mentioned above, Mr. Bonavia is a participant in the 2003 Policy for change in control purposes only. Additional participants may be named by the Board or the Governance, Compensation and Nominating Committee from time to time.

        Under the 2003 Policy, a participant whose employment is terminated will receive severance benefits unless:

  •
  the employer terminated the participant for cause (as defined in the 2003 Policy);

  •
  termination was because of the participant's death, disability or retirement;

  •
  the participant's division, subsidiary or business unit was sold and the buyer agreed to continue the participant's employment with specified protections for the participant; or

  •
  the participant terminated voluntarily.

        The severance benefits for executive officers under the 2003 Policy include the following:

  •
  a cash payment equal to two times the participant's annual base salary and target annual incentive award;

  •
  prorated target annual incentive compensation for the year of termination;

  •
  a cash payment ranging from approximately $45,000 to $75,000 (depending on salary range) for financial planning and outplacement services;

  •
  a cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for another two years;

  •
  continued medical, dental and life insurance benefits for two years; and

  •
  continued perquisite allowance for two years.

        If the participant is terminated, including a voluntary termination following a diminution in salary, benefits or responsibilities, within two years following a change in control the participant will receive benefits under the 2003 Policy similar to the severance benefits above, except that the cash payment will be equal to two or three times the participant's annual base salary and target annual incentive award, the cash payment for the value of additional retirement savings and pension credits will be for two or three years and medical, dental and life insurance, financial planning and perquisite allowance benefits will be continued for two or three years. In addition, each of the participants entitled to enhanced benefits upon a change-in-control will be entitled to receive an additional cash payment to make the participant whole for any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the 2003 Policy.

        For these purposes, a change of control generally means (i) any acquisition of 20% or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60% of the shares of the resulting corporation, (b) no one person will own 20% or more of the shares of the resulting corporation, and (c) a majority of the board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the 2003 Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a "business combination") (except those business combinations that satisfy clauses (a), (b) and (c) above), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

        In October 2006, the Governance, Compensation and Nominating Committee amended the 2003 Policy to reduce the separation benefits payable to an executive officer other than in the event of a change in control to the following: (i) a lump sum severance benefit equal to one times annual salary and target annual incentive; (ii) a lump sum payment equal to the actuarial equivalent of the additional benefits accrued under the Company's retirement plans as if the executive officer had continued in employment for one additional year; (iii) a lump sum payment equal to the additional employer contributions that the executive officer would have received under the Company's savings plans if the executive officer's employment had continued for one additional year; and (iv) for a period of one year following termination, continued medical, dental and life insurance benefits, and perquisite cash allowance. This change was intended to be effective October 2009, unless the executive officer entered into a waiver making the amendment effective January 1, 2007. All of the NEOs, with the exception of Mr. Bonavia, who is not a participant in the 2003 Policy for severance purposes, have waived the requirement to wait until 2009 for the amendment to become effective.

        In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change in control, all stock-based awards, such as stock options and restricted stock, will vest immediately and all cash-based awards, such as performance shares and restricted stock units, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. All outstanding stock options are already exercisable, therefore, a change in control would have no impact on stock options. The amounts payable in cash for each of the named executive officers relating to the performance shares and restricted stock units are included in the "Incentive Compensation" row of the "Termination upon Change in Control" column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Richard C. Kelly, 25,585.954 shares with an aggregate value of $577,475; Benjamin G.S. Fowke III, 11,512.501 shares with an aggregate value of $259,837; Paul J. Bonavia, 1,357.713 shares with an aggregate value of $30,644; Raymond E. Gogel, 426.270 shares with an aggregate value of $9,621; David M. Wilks, 4,637.184 shares with an aggregate value of $104,661; and Gary R. Johnson, 0 shares with an aggregate value of $0.

        To receive the benefits under the 2003 Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.

Disability Benefits

        Each of the Named Executive Officers, other than Mr. Johnson, would also be eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.

        For participants in the Account Balance Benefit formula (Mr. Kelly, Mr. Bonavia and Mr. Wilks), the monthly disability benefit payable from the Xcel Energy Pension Plan is equal to 60% of the participant's basic monthly earnings, reduced by any Social Security disability payments. This monthly annuity would be payable until normal retirement age, at which time the normal retirement benefit under the Xcel Energy Pension Plan would commence. The Nonqualified Pension Plan benefit would also be payable upon reaching normal retirement age. Mr. Kelly, Mr. Bonavia and Mr. Wilks would also be eligible for the immediate commencement of a life annuity that is actuarially equivalent to their accrued SERP benefits at the time of disability.

        For participants in the Traditional Benefit formula the monthly disability benefit payable from the Xcel Energy Pension Plan is equal to 1.4% of the participant's projected earnings multiplied by the participant's projected credited service (not more than 30 years). The projected earnings for this purpose are the final average earnings determined by projecting current pay to the participant's normal retirement age. Projected credited service is determined by projecting current service to the participant's normal retirement age. This monthly annuity would be payable until normal retirement age, at which time the normal retirement benefit under the Xcel Energy Pension Plan would commence. The Nonqualified Pension Plan benefit would also be payable upon reaching normal retirement age.

        For participants in the Pension Equity Benefit formula (Mr. Fowke and Mr. Gogel), the monthly disability benefit payable from the Xcel Energy Pension Plan is equal to 1.2% of the participant's final average earnings at the time of disability multiplied by the participant's projected credited service.

        Projected credited service is determined by projecting current service to the participant's normal retirement age. This monthly annuity would be payable until normal retirement age, at which time the normal retirement benefit under the Xcel Energy Pension Plan would commence. The Nonqualified Pension Plan benefit would also be payable upon reaching normal retirement age. Mr. Fowke and Mr. Gogel would also be eligible for the immediate commencement of a life annuity that is actuarially equivalent to their accrued SERP benefits at the time of disability.

        Effective January 1, 2008, all disability benefits for NEOs and all active Xcel Energy employees will be provided through an insured arrangement with a third party administrator/insurer.

Retirement Benefits

        Upon retirement, the executive officers also will be entitled to receive the retirement benefits described above under the caption "Pension Benefits" on pages 56 to 61 and the nonqualified deferred compensation described under the caption "Nonqualified Deferred Compensation" on pages 61 to 62.

Outstanding Incentive Compensation Awards

        As discussed above, pursuant to the terms of the Company's incentive compensation plans, upon a change in control, all stock-based awards, such as stock options and restricted stock, will vest immediately and all cash-based awards, such as performance shares and restricted stock units, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. Upon voluntary termination or involuntary termination with cause, all stock options (other than those issued to the NEOs on or after August 2000), restricted stock, restricted stock units and performance shares will be forfeited. Stock options issued to the NEOs on or after August 2000 will be exercisable for 3 months or their stated term, whichever is earlier, following a voluntary termination. Upon involuntary termination without cause, stock options issued prior to August 2000 to the NEOs will be forfeited, stock options issued to the NEOs on or after August 2000 will be exercisable for 36 months or their stated term, whichever is earlier, restrictions on the restricted stock held by Mr. Kelly and Mr. Wilks will lapse, restricted stock held by Mr. Fowke, Mr. Bonavia and Mr. Gogel will be forfeited, and performance-based restricted stock units and performance shares awarded in 2006 and 2007 will be forfeited. Upon retirement, all stock options will continue to be exercisable for their stated terms, restrictions on the restricted stock held by Mr. Kelly and Mr. Wilks will lapse, restricted stock held by Messrs. Fowke, Bonavia and Gogel will be forfeited, and performance-based restricted stock units and performance shares awarded in 2006 and 2007 will be forfeited. Upon termination due to death or disability, stock options issued prior to August 2000 to the NEOs will be exercisable for 12 months or their stated term, whichever is earlier, stock options issued to the NEOs on or after August 2000, will be exercisable for 36 months or their stated term, whichever is earlier, restrictions will lapse on restricted stock, and performance-based restricted stock units and performance shares will continue to remain outstanding on their original terms and conditions.

Aggregate Termination Payments

        Assuming that (i) the Named Executive Officers, other than Mr. Johnson, were terminated on December 31, 2007 and (ii) that the price of our common stock was $22.57 (the closing price on December 31, 2007), then the Named Executive Officers would be entitled to the following payments upon a termination of employment or change in control:

	Termination upon Change in Control		Voluntary Termination/ Retirement		Involuntary Termination with Cause	Involuntary Termination without Cause		Death
Richard C. Kelly
Severance Payments	$6,600,000		$0		$0	$3,389,750		$0
Retirement/Pension(1)	3,133,805		1,264,960		1,264,960	3,217,990		1,264,960
Benefits(2)	244,595		0		0	12,371		0
Incentive Compensation(3)	7,049,266	(4)	0	(5)	0	0	(5)	1,100,055	(6)
Tax gross-up	5,462,680		0		0	0		0
Paid-time-off (PTO) cash out	150,192		150,192		150,192	150,192		150,192

Total	$22,640,538		$1,415,152		$1,415,152	$6,770,303		$2,515,207
Benjamin G.S. Fowke III
Severance Payments	$2,648,250		$0		$0	$1,306,900		$0
Retirement/Pension(1)	1,251,099		253,430		253,430	692,229		253,430
Benefits(2)	204,545		0		0	12,371		0
Incentive Compensation(3)	1,750,078	(4)	0		0	0		347,767	(6)
Tax gross-up	2,211,733		0		0	0		0
PTO cash out	58,817		58,817		58,817	58,817		58,817

Total	$8,124,522		$312,247		$312,247	$2,070,317		$660,014
Paul J. Bonavia
Severance Payments	$2,648,250		$0		$0	$4,632,611		$0
Retirement/Pension(1)	1,678,901		91,271		91,271	0		91,271
Benefits(2)	155,605		0		0	9,837		0
Incentive Compensation(3)	1,567,555	(4)	0		0	0		347,767	(6)
Tax gross-up	2,223,929		0		0	0		0
PTO cash out	88,481		88,481		88,481	88,481		88,481

Total	$8,362,721		$179,752		$179,752	$4,730,929		$527,519
Raymond E. Gogel
Severance Payments	$2,046,000		$0		$0	$996,600		$0
Retirement/Pension(1)	1,023,219		104,718		104,718	461,593		104,718
Benefits(2)	183,305		0		0	8,927		0
Incentive Compensation(3)	996,849	(4)	0		0	0		242,012	(6)
Tax gross-up	1,570,991		0		0	0		0
PTO cash out	35,115		35,115		35,115	35,115		35,115

Total	$5,855,479		$139,833		$139,833	$1,502,235		$381,845
David M. Wilks
Severance Payments	$2,022,750		$0		$0	$985,900		$0
Retirement/Pension(1)	741,195		414,227		414,227	701,113		414,227
Benefits(2)	192,545		0		0	12,371		0
Incentive Compensation(3)	1,106,923	(4)	0	(5)	0	0	(5)	239,262	(6)
Tax gross-up	1,250,746		0		0	0		0
PTO cash out	3,346		3,346		3,346	3,346		3,346

Total	$5,317,505		$417,573		$417,573	$1,702,730		$656,835
Gary R. Johnson(7)
Pension	$0		$4,455,305		$0	$0		$0
Cash Payment	0		1,334,651		0	0		0
PTO cash out	0		30,356		0	0		0

Total	$0		$5,820,312		$0	$0		$0

(1)
Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits table on page 57, which the executive officers also would be entitled to receive. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

(2)
For these purposes we have assumed that health care costs will increase at the rate of 5% per year.

(3)
In addition, executive officers will have the ability, under the circumstances outlined in "Outstanding Incentive Compensation Awards," to exercise the stock options set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 52.

(4)
Represents the dollar value of all performance shares and restricted stock units that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. Does not include the value of restricted stock for which restrictions would lapse, which values are set forth under "2003 Severance and Change in Control Policy" section above.

(5)
Does not include the value of restricted stock for which restrictions would lapse upon retirement or involuntary termination without cause, which values are set forth under "2003 Severance and Change in Control Policy" section above.

(6)
Represents payout of earned annual incentive awards. This amount also is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Does not include the value of restricted stock for which restrictions would lapse upon, which values are set forth under "2003 Severance and Change in Control Policy" section above, or the value of restricted stock units and performance shares, which will remain outstanding on their original terms and conditions.

(7)
As explained above, Mr. Johnson retired on March 31, 2007. The benefits received are reflected in the Voluntary Termination/Retirement column and are discussed above under the caption "Gary R. Johnson Retirement Agreement".

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	11,382,935	$27.18	7,892,758
Equity compensation plans not approved by security holders	—	—	(2)

(1)	Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
	Xcel Energy Inc. 2005 Omnibus Incentive Plan	1,308,518(3)	$ —	6,796,599(4)
	Xcel Energy Inc. Omnibus Incentive Plan	6,330,456(3)	26.52	(5)
	NRG Long-Term Incentive Compensation Plan	1,051,012	36.78	—
	NCE Omnibus Incentive Plan	1,259,521	24.62	—
	NSP Executive Long-Term Incentive Award Stock Plan	1,068,894	24.57	—
	Xcel Energy Inc. Executive Annual Incentive Award Plan (Effective May 25, 2005)	103,841	—	1,096,159
	Xcel Energy Inc. Executive Annual Incentive Award Plan	260,693	—	(6)
	Stock Equivalent Plan for Non-Employee Directors	278,209	—	471,791
(2)
Xcel Energy had a Stock Equivalent Plan for Non-Employee Directors to more closely align directors' interests with those of our shareholders. Under this Stock Equivalent Plan, directors could receive an annual award of stock equivalent units with each unit having a value equal to one share of our common stock. Stock equivalent units do not entitle a director to vote and are only payable as a distribution of whole shares of the Company's common stock upon a director's termination of service. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on Xcel Energy common stock. The shareholders approved an amended and restated plan at the 2004 Annual Meeting. For awards made prior to this shareholder approval, the number of shares of the Company's common stock to be used for distribution under this Stock Equivalent Plan are purchased on the open market.

(3)
Includes stock options, performance shares, performance-based restricted stock units and reinvested dividend equivalents with respect to performance-based restricted stock units. For performance shares, the actual number of securities to be paid out will be dependent upon Xcel Energy's TSR compared to a peer group. Performance-based restricted stock units are subject to forfeiture as described under "Long-Term Incentives" in Compensation Discussion and Analysis above.

(4)
Awards can take the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units.

(5)
The 2005 Omnibus Incentive Plan was approved by shareholders at the 2005 Annual Meeting and replaces the Xcel Energy Inc. Omnibus Incentive Plan approved by shareholders in 2000. No additional awards will be made under the Xcel Energy Inc. Omnibus Incentive Plan.

(6)
The Xcel Energy Inc. Executive Annual Incentive Plan (Effective May 25, 2005) was approved by shareholders at the 2005 Annual Meeting and replaces the Xcel Energy Inc. Executive Annual Incentive Plan approved by shareholders in 2000. No additional awards will be made under the Xcel Energy Inc. Executive Annual Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter that was last amended and restated by the Audit Committee on June 26, 2007 and approved by the Board on June 27, 2007. As set forth in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Audit Committee has:

  •
  Considered and discussed the audited financial statements with management and our independent auditors. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  Discussed with our independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  Received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and discussed the independence of Deloitte & Touche LLP with them;

  •
  Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence; and

  •
  Discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits for the year 2008. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the charter, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the Securities and Exchange Commission. The Audit Committee has appointed Deloitte & Touche LLP as the Company's independent auditors for 2008. Shareholder ratification of this appointment is included as Proposal No. 2 in these proxy materials.

Submitted by the Audit Committee of the Xcel Energy Board of Directors

Albert F. Moreno, Chair	Dr. Margaret R. Preska
Roger R. Hemminghaus	David A. Westerlund
Douglas W. Leatherdale	Timothy V. Wolf

INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has audited the Company's consolidated financial statements since 2002. Audit services provided by Deloitte & Touche LLP in 2007 included the audits of consolidated financial statements and management's assessment of internal control over financial reporting off the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareholders at the Annual Meeting.

Audit and Non-Audit Fees

        The following table presents fees for professional services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the annual audit of the Company's and Company subsidiaries' annual financial statements for 2007 and 2006, the review of the Company's and Company subsidiaries' interim consolidated financial statement for each quarter in 2007 and 2006, and for audit-related, tax and other services performed in 2007 and 2006 (thousands of dollars).

	2007	2006
Audit Fees(1)	$4,943	$5,188
Audit-Related Fees(2)	323	630
Tax Fees(3)	420	379
Other Fees	—	—

Total	$5,686	$6,197

(1)
Includes annual audit of the Company's and Company subsidiaries' financial statements and management's assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting, and comfort letters and agreed upon procedures and consents for securities offerings.

(2)
Fees reported for 2007 include $179,000 for employee benefit plan audits and $144,000 for other audits and accounting consultations. Fees reported for 2006 include $413,000 for agreed upon procedures related to the Southwestern Public Service Company rate case, $179,000 for employee benefit plan audits and $38,000 for other audits and accounting consultations.

(3)
Fees reported for 2007 include $204,000 for tax compliance services and $216,000 for tax planning services. Fees reported for 2006 include $237,000 for tax compliance services and $142,000 for tax planning services.

Audit Committee Pre-Approval Policies

        Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        All audit-related fees, tax fees and all other fees for 2007 and 2006 were pre-approved by the Audit Committee.

Leased Employees

        In connection with their audit of our 2007 annual financial statements, Deloitte & Touche's work was performed 100% by full-time, permanent employees of Deloitte & Touche.

OTHER BUSINESS

        Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the Annual Meeting of Shareholders. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

CATHY J. HART
Corporate Secretary

Minneapolis, Minnesota

Appendix A

PROPOSED NEW ARTICLE VIII TO THE
CORPORATION'S ARTICLES OF INCORPORATION

        Subject to the rights, if any, of the holders of one or more classes or series of preferred stock issued by the Corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred stock, each director shall be elected at a meeting of stockholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by the vote provided for in Section 302A.215 of the Minnesota Business Combination Act or any successor provision to such section in any election of directors for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the Corporation first mails its notice for such meeting to the stockholders) exceeds the number of directors to be elected. For purposes of Article VIII, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the bylaws of the Corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation that are voted "for" a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation that are voted "against" that director.

Annual Meeting Guidelines

In the interest of an orderly and constructive meeting, the following guidelines will apply to Xcel Energy's 2008 Annual Meeting of Shareholders:

  1.
  The Annual Meeting of Shareholders is open only to Xcel Energy shareholders and Xcel Energy's invited guests. Shareholders attending the Annual Meeting should present an admittance ticket or evidence of Xcel Energy Inc. stock ownership to gain entrance. All attendees will be asked to provide photo identification, such as a driver's license, in order to gain admittance to the Annual Meeting. You will not be admitted without photo identification.

  2.
  The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.

  3.
  Shareholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda at the end of the Annual Meeting.

  4.
  If you wish to speak at the designated time in the question and answer portion of the Annual Meeting, please go to the nearest microphone and state your name before asking a question. You must ask a question and direct it to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

  5.
  Although personal grievances, claims and political statements are not appropriate subjects for the Annual Meeting, you may submit any of these to an usher or Company representative and the Company will respond in writing.

  6.
  The use of cameras or sound recording equipment is prohibited, except by those employed by the Company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the Annual Meeting.

  7.
  No firearms or weapons will be allowed in the meeting room.

  8.
  No banners, packages or signs will be allowed in the meeting room.

  9.
  Individuals wishing to gain admittance to the Annual Meeting will pass through a metal detector.

  10.
  Xcel Energy reserves the right to inspect all items entering the meeting room. Handbags and briefcases will be inspected.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL
https://www.proxypush.com/xel		1-866-697-7120
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.
ELECTRONIC DELIVERY OF SHAREHOLDER MATERIALS

Reduce paper mailed to your home and help lower Xcel's printing and mailing costs. We are pleased to offer our shareholders the benefits and convenience of viewing proxy statements, proxy cards and annual reports on-line. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder materials electronically in future years. You may also enroll at anytime by visiting https://www.proxyconsent.com/xel and follow the instructions provided.

☐	v DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET v

☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST items 4 and 5.

1.	To elect a board of directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected or appointed.
	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐

Nominees:	01—C. Coney Burgess, 02—Fredric W. Corrigan, 03—Richard K. Davis, 04—Roger R. Hemminghaus, 05—A. Barry Hirschfeld, 06—Richard C. Kelly, 07—Douglas W. Leatherdale, 08—Albert F. Moreno, 09—Dr. Margaret R. Preska, 10—A. Patricia Sampson, 11—Richard H. Truly, 12—David A. Westerlund and 13—Timothy V. Wolf
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the following blank line.)
*Exceptions

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc's principal independent accountants for 2008.	☐	☐	☐
3.	To approve an amendment to our restated articles of incorporation to adopt a majority voting standard in uncontested elections.	☐	☐	☐
4.	To consider a shareholder proposal relating to the separation of the role of chairman of the board and chief executive officer, if properly presented at the Annual Meeting.	☐	☐	☐
5.	To consider a shareholder proposal relating to comprehensive health care reform, if properly presented at the Annual Meeting.	☐	☐	☐
In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

S C A N  L I N E

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here

ADMISSION TICKET
2008 Annual Meeting of Shareholders

Wednesday, May 21, 2008, 10:00 A.M. MDT

Doors will open at 9:00 A.M. MDT

The Donald R. Seawell Grand Ballroom,
The Denver Center for the Performing Arts
14th and Curtis Streets
Denver, Colorado 80204

Shareholders who do not present an admission ticket or verification of ownership may not be admitted to the meeting.

Photo identification is required for admission.

Attached below is your proxy card for the 2008 Annual Meeting of Shareholders of Xcel Energy Inc.

You may vote by telephone, by Internet or by mail.

To vote by telephone or Internet, see instructions on reverse side.

To vote by mail, please return your proxy in the enclosed business reply envelope.

Proxy for Annual Meeting of Shareholders—May 21, 2008

The undersigned, a holder of common and/or preferred stock of Xcel Energy Inc.(the "Company") hereby appoints Benjamin G.S.Fowke III and Cathy J.Hart and Michael C. Connelly or any one or more of them, as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2008 and any adjournment or adjournments thereof, and to vote as designated hereon and in their discretion with respect to any other business properly brought before the Annual Meeting all shares of the common and/or preferred stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for the shares of common stock held of record in the undersigned's account with the Plans (defined below), the voting instructions for which are explained below.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES, INC. EMPLOYEES'SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES,THE XCEL ENERGY 401(K) SAVINGS PLAN AND THE NEW CENTURY ENERGIES,INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES ("PLANS") AND THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED'S SHARES HELD IN ITS ACCOUNTS.

To change your address, please mark this box. ☐ To include any comments, please mark this box. ☐	XCEL ENERGY, INC. PROXY PROCESSING P.O. BOX 3541 S HACKENSACK NJ 07606-xxxx	This proxy when properly executed will be voted in the manner designated hereon and in the discretion of the proxies with respect to any other matters properly brought before the meeting. If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and AGAINST items 4 and 5.
ADDRESS CHANGE/COMMENTS (CONTINUED AND IS TO BE SIGNED ON REVERSE SIDE)

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ANNUAL MEETING OF SHAREHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
XCEL ENERGY INC. 414 Nicollet Mall Minneapolis, Minnesota 55401-1993
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2008
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
BOARD STRUCTURE AND COMPENSATION
Director Compensation
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS XCEL ENERGY INC.'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2008
PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS
SHAREHOLDER PROPOSALS
PROPOSAL NO. 4 SHAREHOLDER PROPOSAL RELATING TO THE ROLE OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
THE XCEL ENERGY BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL
PROPOSAL NO. 5 SHAREHOLDER PROPOSAL RELATING TO COMPREHENSIVE HEALTH CARE REFORM HEALTH CARE REFORM PRINCIPLES
Supporting Statement
THE XCEL ENERGY BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL
BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS
Beneficial Ownership Table
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
TABLES RELATED TO EXECUTIVE COMPENSATION
Summary Compensation Table
Supplemental Direct Compensation Table
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Nonqualified Deferred Compensation Table
REPORT OF THE COMPENSATION COMMITTEE
RELATED PARTY TRANSACTIONS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Submitted by the Audit Committee of the Xcel Energy Board of Directors
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
Appendix A PROPOSED NEW ARTICLE VIII TO THE CORPORATION'S ARTICLES OF INCORPORATION
Annual Meeting Guidelines
ADMISSION TICKET 2008 Annual Meeting of Shareholders